Exhibit 10.13
LOAN AND SECURITY AGREEMENT
Dated as of June14, 2006
among
OCULUS INNOVATIVE SCIENCES, INC.
a California corporation,
and
OCULUS TECHNOLOGIES OF MEXICO, S.A. de C.V.
a corporation organized under the laws of Mexico,
and
OCULUS INNOVATIVE SCIENCES NETHERLANDS B.V.
a corporation organized under the laws of The Netherlands
each individually as a “Borrower” and collectively, as the “Borrowers"
and
VENTURE LENDING & LEASING IV, INC.,
a Maryland corporation,
as “Lender"

LOAN AND SECURITY AGREEMENT
     The Borrowers and Lender identified on the cover page of this document have entered or anticipate entering into one or more transactions pursuant to which Lender agrees to make available to Borrowers a loan facility governed by the terms and conditions set forth in this document and one or more Supplements executed by Borrowers and Lender which incorporate this document by reference. Each Supplement constitutes a supplement to and forms part of this document, and will be read and construed as one with this document, so that this document and the Supplement constitute a single agreement between the parties (collectively referred to as this “Agreement”).
     Accordingly, the parties agree as follows:
ARTICLE 1 — INTERPRETATION
     1.1 Definitions. The terms defined in Article 11 and in the Supplement will have the meanings therein specified for purposes of this Agreement.
     1.2 Inconsistency. In the event of any inconsistency between the provisions of any Supplement and this document, the provisions of the Supplement will be controlling for the purpose of all relevant transactions.
ARTICLE 2 — THE COMMITMENT AND LOANS
     2.1 The Commitment. Subject to the terms and conditions of this Agreement, Lender agrees to make term loans to Borrowers from time to time from the Closing Date and to, but not including, the Termination Date in an aggregate principal amount not exceeding the Commitment. The Commitment is not a revolving credit commitment, and no Borrower has the right to repay and reborrow hereunder. Each Loan requested by a Borrower to be made on a single Business Day shall be for a minimum principal amount set forth in the Supplement, except to the extent the remaining Commitment is a lesser amount.
     2.2 Notes Evidencing Loans; Repayment. Each Loan shall be evidenced by a separate Note executed by Borrowers payable to the order of Lender, in the total principal amount of the Loan. Principal and interest of each Loan shall be payable at the times set forth in the Note and regularly scheduled payments thereof and each Final Payment shall be effected by automatic debit of the appropriate funds from Borrowers’ Primary Operating Account as specified in the Supplement hereto.
     2.3 Procedures for Borrowing.
     (a) At least five (5) Business Days’ prior to a proposed Borrowing Date, Lender shall have received a written notice of any request for borrowing hereunder (a “Borrowing Request”). Each Borrowing Request shall be in substantially the form of Exhibit “B” to the Supplement, shall be executed by a responsible executive or financial officer of the Parent on behalf of the Borrowers, and shall state how much is requested, and shall be accompanied by such other information and documentation as Lender may reasonably request, including the original executed Note(s) for the Loan(s) covered by the Borrowing Request.
     (b) No later than 1:00 p.m. Pacific Standard Time on the Borrowing Date, if Borrowers have satisfied the conditions precedent in Article 4, Lender shall make the Loan available to each such applicable Borrower in immediately available funds.
     2.4 Interest. Except as otherwise specified in the applicable Note and/or the Supplement, Basic Interest on the outstanding principal balance of each Loan shall accrue daily at the Designated Rate from the Borrowing Date. If the outstanding principal balance of such Loan is not paid at maturity, interest shall accrue at the Default Rate until paid in full, as further set forth herein.
     2.5 Final Payment. Borrowers shall pay the Final Payment with respect to each Loan on the date set forth in the Note evidencing such Loan.
     2.6 Interest Rate Calculation. Basic Interest, along with charges and fees under this Agreement and any Loan Document, shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. In no event shall a Borrower be obligated to pay Lender interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.
     2.7 Default Interest. Any unpaid payments of principal or interest or the Final Payment with respect to any Loan shall bear interest from their respective maturities, whether scheduled or accelerated, at the Designated Rate for such Loan plus five percent (5.00%) per annum, until paid in full, whether before or after judgment (the “Default Rate”). Each Borrower shall pay such interest on demand.
     2.8 Late Charges. If Borrowers are late in making any payment of principal or interest or Final Payment under this Agreement by more than five (5) days, Borrowers agree to pay a late charge of five percent (5%) of the installment due, but not less than fifty dollars ($50.00) for any one such delinquent payment. This late charge may be charged by Lender for the purpose of defraying the expenses incidental to the handling of such delinquent amounts. Borrowers acknowledge that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Agreement and represents a fair and reasonable estimate of the costs that will be sustained by Lender due to the failure of Borrowers to make timely payments. Borrowers further agree that proof of actual damages would be costly and inconvenient. Such late charge shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid or to declare a default under this Agreement or any of the other Loan Documents or from exercising any other rights and remedies of Lender.
     2.9 Lender’s Records. Principal, Basic Interest, Final Payments and all other sums owed under any Loan Document shall be evidenced by entries in records maintained by Lender for such purpose. Each payment on and any other credits with respect to principal, Basic Interest, Final Payments and all other sums outstanding under any Loan Document shall be evidenced by entries in such records. Absent manifest error, Lender’s records shall be conclusive evidence thereof.
     2.10 Grant of Security Interests; Filing of Financing Statements.
          (a) To secure the timely payment and performance of all of the Obligations, subject to the terms of the Supplement, each Borrower hereby grants to Lender a continuing security interest in, , all of the Collateral of such Borrower. In connection with the foregoing, each Borrower (i) authorizes Lender to prepare and file any financing statements in the United States of America describing the Collateral without otherwise obtaining such Borrower’s signature or consent with respect to the filing of such financing statements; and (ii) agrees to assist in the filing or recordation of such other documents or instruments as may be customary or reasonably required by Lender in accordance with the laws of the jurisdiction where the Borrower or its Collateral is located in order to create, maintain and/or perfect Lender’s Lien on such Collateral.
          (b) In furtherance of the Parent’s grant of the security interests in the Collateral pursuant to Section 2.10(a) above, Parent hereby pledges, assigns and grants to Lender a security interest in all the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. On the Closing Date, the certificate or certificates for the Shares will be delivered to Lender, accompanied by an instrument of assignment duly executed in blank by Parent, if and to the extent such Shares have been certificated. To the extent required by the terms and conditions governing the Shares, Parent shall cause the books of each entity whose Shares are part of the Collateral and any transfer agent to reflect the pledge of the Shares. Upon the occurrence and during the continuance of an Event of Default, Lender may effect the transfer of any securities included in the Collateral (including but not limited to the Shares) into the name of Lender and cause new certificates representing such securities to be issued in the name of Lender or its transferee(s). Parent will execute and deliver such documents, and take or cause to be taken such actions, as Lender may reasonably request to perfect or continue the perfection of Lender’s security interest in the Shares, including delivering to Lender the certificate or certificates for any Shares of any Subsidiary that were not certificated as of the Closing Date or previously delivered to Lender. Unless and until an Event of Default shall have occurred and be continuing, Parent shall be entitled to exercise any voting rights with respect to the Shares and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and continuance of an Event of Default.
          (c) Each Borrower is and shall remain absolutely and unconditionally liable, on a joint and several basis, for the payment and performance of the Obligations under the Loan Documents, including, without limitation, any deficiency by reason of the failure of the Collateral to satisfy all amounts due Lender under any of the Loan Documents.
          (d) All Collateral pledged by each Borrower under this Agreement and any Supplement shall secure the timely payment and performance of all Obligations under this Agreement, the Notes and the other Loan Documents. Except as expressly provided in this Agreement, no Collateral pledged under this Agreement or any Supplement shall be released until such time as all Obligations under this Agreement and the other Loan Documents have been satisfied and paid in full.
     2.11 Withholding Adjustment. In the event any Borrower is required to deduct or withhold any Taxes (hereinafter defined) from any Loan payment or other amount payable to Lender hereunder, Borrowers agree to pay timely such additional amount as may be necessary to ensure that Lender receives a net amount, free and clear of all Taxes, equal to the full amount which Lender would have received had no such withholding been made. “Taxes” includes any present or future tax, levy import, duty, charge, fee, deduction or withholding of any nature and whatever called, by a government or other fiscal authority of any country, including any province thereof or subdivision thereof, on whomever and whatever imposed, levied, collected, withheld or assessed, in any event from or with respect of any amount payable to Lender. Borrowers shall, from time to time and promptly after paying, depositing and/or filing such Tax, deliver to Lender receipts, certificates or other proof evidencing the amounts (if any) paid or payable to the relevant government or other fiscal authority in respect of such Taxes.
ARTICLE 3 — REPRESENTATIONS AND WARRANTIES
     Each Borrower represents and warrants that, except as set forth in the Supplement or any schedule of exceptions executed by the parties, as of the Closing Date and each Borrowing Date:
     3.1 Due Organization. Each Borrower is a company or corporation duly organized and validly existing in good standing under the laws of the jurisdiction (where such standing is legally recognized) of its organization or incorporation, and is duly qualified to conduct business and is in good standing in each other jurisdiction (where such standing is legally recognized) in which its business is conducted or its properties are located, except where the failure to be in good standing or so qualified would not reasonably be expected to have a Material Adverse Effect..
     3.2 Authorization, Validity and Enforceability. The execution, delivery and performance of all Loan Documents executed by each Borrower are within each such Borrower’s corporate or company powers, have been duly authorized, and are not in conflict with any Borrower’s certificate of incorporation or by-laws, articles of association, or the terms of any charter or other organizational document of any Borrower (each to the extent applicable), as amended from time to time; and all such Loan Documents constitute valid and binding obligations of each Borrower, enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights in general, and subject to general principles of equity and subject to the satisfaction of the post-closing requirements set forth in that certain side letter of Lender to Parent regarding the pledge of shares in Oculus Technologies of Mexico, S.A. de C.V. and Oculus Innovative Sciences Netherlands B.V.)
     3.3 Compliance with Applicable Laws. Each Borrower has complied with all licensing, permit and fictitious name requirements necessary to lawfully conduct the business in which it is engaged, and to any sales, leases or the furnishing of services by each Borrower, including without limitation those requiring consumer or other disclosures, the noncompliance with which would have a Material Adverse Effect.
     3.4 No Conflict. The execution, delivery, and performance by each Borrower of all Loan Documents are not in conflict with any law, rule, regulation, order or directive, or any indenture, agreement, or undertaking to which each Borrower is a party or by which each Borrower may be bound or affected. Without limiting the generality of the foregoing: the issuance of the Warrant to Lender (or its designee) by Parent and the grant of registration rights in connection therewith do not violate any agreement or instrument by which Parent is bound or require the consent of any holders of Parent’s securities other than consents which have been obtained prior to the Closing Date; and the grant by each Borrower of Liens in favor of Lender pursuant to Section 2.10 of this Agreement does not violate any laws applicable to such Borrower or require the consent or approval or any governmental authority having jurisdiction over such Borrower.
     3.5 No Litigation, Claims or Proceedings. There is no litigation, tax claim, proceeding or dispute pending, or, to the knowledge of any Borrower,

threatened against or affecting any Borrower, its property or the conduct of its business.
     3.6 Correctness of Financial Statements. The consolidated and consolidating financial statements of Parent and its Subsidiaries which have been delivered to Lender fairly and accurately reflect the financial condition of Parent and its Subsidiaries in accordance with GAAP as of the latest date of such financial statements; and, since that date there has been no Material Adverse Change.
     3.7 No Subsidiaries. Except as set forth on Schedule 3.7 hereto, no Borrower is a majority owner of or in a control relationship with any other business entity.
     3.8 Environmental Matters. To its knowledge each Borrower has concluded that such Borrower is in compliance with Environmental Laws, except to the extent a failure to be in such compliance could not reasonably be expected to have a Material Adverse Effect.
     3.9 No Event of Default. No Default or Event of Default has occurred and is continuing.
     3.10 Full Disclosure. None of the representations or warranties made by any Borrower in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of any Borrower in connection with the Loan Documents (including disclosure materials delivered by or on behalf of any Borrower to Lender prior to the Closing Date or pursuant to Section 5.2 hereof), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.
     3.11 Specific Representations Regarding Collateral.
     (a) Title. Except for the security interests created by this Agreement and Permitted Liens, (i) each Borrower is and will be the unconditional legal and beneficial owner of the Collateral, and (ii) the Collateral is genuine and subject to no Liens, rights or defenses of others. There exist no prior assignments or encumbrances of record with the U.S. Patent and Trademark Office or U.S. Copyright Office, or such other applicable offices where such assignments or encumbrances of record are filed within the respective jurisdictions of the Borrowers affecting any Collateral in favor of any third party other than Lender.
     (b) Rights to Payment. The names of the obligors, amount owing to each Borrower, due dates and all other information with respect to the Rights to Payment are and will be correctly stated in all material respects in all Records relating to the Rights to Payment. Each Borrower further represents and warrants, to its knowledge, that each Person appearing to be obligated on a Right to Payment has authority and capacity to contract and is bound as it appears to be.
     (c) Location of Collateral. Each Borrower’s chief executive office, Inventory, Records, Equipment, and any other offices or places of business are located at the address(es) shown on the Supplement.
     (d) Business Names. Other than its full corporate name, no Borrower has conducted business using any trade names or fictitious business names except as shown on the Supplement.
     3.12 Copyrights, Patents, Trademarks and Licenses.
     (a) Each Borrower owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other similar rights that are reasonably necessary for the operation of its respective business, without conflict with the rights of any other Person.
     (b) To each Borrower’s knowledge, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Borrower infringes upon any rights held by any other Person.
     (c) No claim or litigation regarding any of the foregoing is pending or, to each Borrower’s knowledge, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed which, in either case, could reasonably be expected to have a Material Adverse Effect.
     3.13 Regulatory Compliance. To the extent applicable to such Borrower, Borrower has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from such Borrower’s failure to comply with ERISA that is reasonably likely to result in such Borrower’s incurring any liability that could have a Material Adverse Effect. No Borrower is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. No Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Each Borrower has complied with all the provisions of the Federal Fair Labor Standards Act.
     3.14 Shares. Parent has full power and authority to create a first priority Lien on the Shares, and no disability or contractual obligation exists that would prohibit Parent from pledging the Shares pursuant to this Agreement. To Parent’s knowledge, there are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares. The Shares have been and will be duly authorized and validly issued, and are fully paid and non-assessable. To Parent’s knowledge, the Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Parent knows of no reasonable grounds for the institution of any such proceedings.
     3.15 Survival. The representations and warranties of the Borrowers as set forth in this Agreement survive the execution and delivery of this Agreement.
ARTICLE 4 — CONDITIONS PRECEDENT
     4.1 Conditions to First Loan. The obligation of Lender to make its first Loan hereunder is, in addition to the conditions precedent specified in Section 4.2 and in any Supplement, subject to the fulfillment of the following conditions and to the receipt by Lender of the documents described below, duly executed and in form and substance satisfactory to Lender and its counsel:
     (a) Resolutions. A certified copy of the resolutions of the Board of Directors and shareholders of each Borrower, as applicable, of each Borrower authorizing the execution, delivery and performance by each such Borrower of the Loan Documents.
     (b) Incumbency and Signatures. A certificate of the secretary of each Borrower certifying the names of the officer or officers of each Borrower authorized to sign the Loan Documents, together with a sample of the true signature of each such officer.
     (c) Legal Opinion. The opinion of legal counsel for Parent in the form of Exhibit H attached to the Supplement.
     (d) Organizational Documents. Copies of the charter and organizational documents (e.g., certificate or articles of incorporation or association and bylaws) of each Borrower, as amended through the Closing Date, certified by each Borrower as being true, correct and complete.
     (e) This Agreement. Original counterparts of this Agreement and an initial Supplement, with all schedules completed and attached thereto, and disclosing such information as is acceptable to Lender.
     (f) Lien Perfection Documents. Filing copies (or other evidence of filing satisfactory to Lender and its counsel) of such UCC financing statements, foreign lien/charge registrations, collateral assignments, account control agreements, and termination statements, with respect to the Collateral as Lender shall request.
     (g) Intentionally Omitted.
     (h) Lien Searches. UCC lien, judgment, bankruptcy and tax lien searches of each Borrower from such jurisdictions or offices as Lender may reasonably request, all as of a date reasonably satisfactory to Lender and its counsel.
     (i) Good Standing Certificate. A certificate of status or good standing of each Borrower as of a date acceptable to Lender from the jurisdiction of each Borrower’s organization and any foreign jurisdictions where each such Borrower is qualified to do business.
     (j) Warrant. A warrant issued by Parent to Lender (or its designee) exercisable for such number, type and class of shares of such issuer’s capital stock, and for an initial exercise price as is specified in the Supplement.
     (k) Pledge by Aquamed. The pledge agreement by Aquamed Technologies, Inc., a California corporation of its shares of stock in Oculus Technologies of Mexico S.A. de C.V.
     (l) Other Documents. Such other documents and instruments as Lender may reasonably request to effectuate the intents and purposes of this Agreement,

including the certificate or certificates for the Shares, accompanied by an instrument of assignment or stock power duly executed in blank.
     4.2 Conditions to All Loans. The obligation of Lender to make its initial Loan and each subsequent Loan is subject to any additional conditions precedent specified in the Supplement and the following further conditions precedent that:
     (a) No Default. No Default or Event of Default has occurred and is continuing or will result from the making of any such Loan, and the representations and warranties of Borrowers contained in Article 3 of this Agreement and Part 3 of the Supplement are true and correct as of the Borrowing Date of such Loan.
     (b) No Material Adverse Change. No event has occurred that has had or could reasonably be expected to have a Material Adverse Change.
     (c) Borrowing Request. Borrowers shall have delivered to Lender a Borrowing Request for such Loan.
     (d) Note. Each Borrower shall have delivered an original executed Note evidencing such Loan, substantially in the form attached to the Supplement.
     (e) Supplemental Lien Filings. Each Borrower shall have executed and delivered such amendments or supplements to this Agreement and additional Security Documents, any required filings or registrations for lien perfection under foreign law, financing statements and third party waivers as Lender may reasonably request in connection with the proposed Loan, in order to create, protect or perfect or to maintain the perfection of Lender’s Liens on the Collateral.
     (f) VCOC Limitation. Lender shall not be obligated to make any Loan under its Commitment if at the time of or after giving effect to the proposed Loan Lender would no longer qualify as: (A) a “venture capital operating company” under U.S. Department of Labor Regulations Section 2510.3-101(d), Title 29 of the Code of Federal Regulations, as amended; and (B) a “business development company” under the provisions of federal Investment Company Act of 1940, as amended; and (C) a “regulated investment company” under the provisions of the Internal Revenue Code of 1986, as amended.
     (g) Financial Projections. Parent shall have delivered to Lender each such Borrower’s business plan and/or financial projections or forecasts as most recently approved by Parent’s Board of Directors.
ARTICLE 5 — AFFIRMATIVE COVENANTS
     During the term of this Agreement and until its performance of all Obligations, each Borrower will:
     5.1 Notice to Lender. Promptly give written notice to Lender of:
     (a) Any litigation or administrative or regulatory proceeding affecting any Borrower where the amount claimed against any Borrower is at the Threshold Amount or more, or where the granting of the relief requested could have a Material Adverse Effect; or of the acquisition by any Borrower of any commercial tort claim, including brief details of such claim and such other information as Lender may reasonably request to enable Lender to better perfect its Lien in such commercial tort claim as Collateral.
     (b) Any substantial dispute which may exist between any Borrower or any governmental or regulatory authority.
     (c) The occurrence of any Default or any Event of Default.
     (d) Any change in the location of any of Borrowers’ places of business or Collateral at least thirty (30) days in advance of such change, or of the establishment of any new, or the discontinuance of any existing, place of business.
     (e) Any dispute or default by any Borrower or any other party under any joint venture, partnering, distribution, cross-licensing, strategic alliance, collaborative research or manufacturing, license or similar agreement which could reasonably be expected to have a Material Adverse Effect.
     (f) Any other matter which has resulted or might reasonably result in a Material Adverse Change.
     5.2 Financial Statements. Deliver to Lender or cause to be delivered to Lender, in form and detail satisfactory to Lender the following financial and other information, which each Borrower warrants shall be accurate and complete in all material respects:
     (a) Monthly Financial Statements. As soon as available but no later than thirty (30) days after the end of each month, Parent’s and its Subsidiaries’ unaudited balance sheet as of the end of such period, and Parent’s and its Subsidiaries’ unaudited income statement and unaudited cash flow statement for such period and for that portion of Parent’s and its Subsidiaries’ financial reporting year ending with such period, on a consolidated and consolidating basis, prepared in accordance with GAAP, and attested by a responsible financial officer of Parent as being complete and correct and fairly presenting the consolidated financial condition and the results of operations of Parent and its Subsidiaries.
     (b) Year-End Financial Statements. As soon as available but no later than one hundred twenty (120) days after and as of the end of each financial reporting year, starting on the financial reporting year ending March 31, 2006 or any prior year that Parent’s Board of Director’s directs audited statements to be produced a complete copy of Parent’s and its Subsidiaries’ audit report, which shall include balance sheet, income statement, statement of changes in equity and statement of cash flows for such year, on a consolidated and consolidating basis, prepared in accordance with GAAP and certified by an independent certified public accountant selected by Parent and satisfactory to Lender (the “Accountant”). The Accountant’s certification shall not be qualified or limited due to a restricted or limited examination by the Accountant of any material portion of Parent’s records or otherwise. For its financial reporting year ended March 31, 2005, if applicable, Parent shall furnish company prepared annual financial statements to Lender as otherwise required above.
     (c) Compliance Certificates. Simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate of the chief financial officer of each Borrower substantially in the form of Exhibit “C” to the Supplement, (i) setting forth in reasonable detail any calculations required to establish whether Borrowers are in compliance with any financial covenants or tests set forth in the Supplement, and (ii) stating whether any Default or Event of Default exists on the date of such certificate, and if so, setting forth the details thereof and the action which each such Borrower is taking or proposes to take with respect thereto.
     (d) Government Required Reports; Press Releases. Promptly after sending, issuing, making available, or filing, copies of all statements released to any news media for publication, all reports, proxy statements, and financial statements that any Borrower sends or makes available to its stockholders, and, not later than five (5) days after actual filing or the date such filing was first due, all registration statements and reports that Borrower files or is required to file with the Securities and Exchange Commission, or any other governmental or regulatory authority.
     (e) Other Information. Such other statements, lists of property and accounts, budgets, forecasts, sales projections, operating plans, reports, or other financial information as Lender may from time to time reasonably request.
     5.3 Managerial Assistance from Lender. Permit Lender to substantially participate in, and substantially influence the conduct of management of Parent through the exercise of “management rights,” as that term is defined in 29 C.F.R. § 2510.3-101(d), including without limitation the following rights:
     (a) Each Borrower agrees that (i) it will make its officers, directors, employees and affiliates available at such times as Lender may reasonably request for Lender to consult with and advise as to the conduct of Borrower’s business, its equipment and financing plans, and its financial condition and prospects, (ii) Lender shall have the right to inspect Borrowers’ books, records, facilities and properties at reasonable times during normal business hours on reasonable advance notice, and (iii) Lender shall be entitled to recommend prospective candidates for election or nomination for election to Parent’s Board of Directors and Parent shall give due consideration to (but shall not be bound by) such recommendations, it being the intention of the parties that Lender shall be entitled through such rights, inter alia, to furnish “significant managerial assistance”, as defined in Section 2(a)(47) of the Investment Company Act of 1940, to each Borrower.
     (b) Without limiting the generality of (a) above, if Lender reasonably believes that financial or other developments affecting any Borrower have impaired or are likely to impair such Borrower’s ability to perform its obligations under this Agreement, permit Lender reasonable access to such Borrower’s management and/or Board of Directors and opportunity to present Lender’s views with respect to such developments.
Lender shall cooperate with each Borrower to ensure that the exercise of Lender’s rights shall not disrupt the business of such Borrower. The rights enumerated above shall not be construed as giving Lender control over any Borrower’s management or policies.

     5.4 Existence. Maintain and preserve each Borrower’s existence, present form of business, and all rights and privileges necessary or desirable in the normal course of its business; and keep all Borrowers’ property in good working order and condition, ordinary wear and tear excepted.
     5.5 Insurance. Obtain and keep in force insurance in such amounts and types as is usual in the type of business conducted by each Borrower, with insurance carriers having a policyholder rating of not less than “A” and financial category rating of Class VII in “Best’s Insurance Guide,” unless otherwise approved by Lender. Such insurance policies must be in form and substance satisfactory to Lender, and shall list Lender as an additional insured or loss payee, as applicable, on endorsement(s) in form reasonably acceptable to Lender. Each Borrower shall furnish to Lender such endorsements, and upon Lender’s request, copies of any or all such policies.
     5.6 Accounting Records. Maintain adequate books, accounts and records, and prepare all financial statements in accordance with GAAP (or similar standards under foreign law or practice applicable to Borrower), and in compliance with the regulations of any governmental or regulatory authority having jurisdiction over any Borrower or any such Borrower’s business; and permit employees or agents of Lender at such reasonable times as Lender may request, During such Borrower’s normal business hours, to inspect each Borrower’s properties, and to examine, and make copies and memoranda of each Borrower’s books, accounts and records if Lender reasonably believes the Collateral has been impaired.
     5.7 Compliance With Laws. Comply with all laws (including Environmental Laws), rules, regulations applicable to, and all orders and directives of any governmental or regulatory authority having jurisdiction over, any Borrower or any such Borrower’s business, and with all material agreements to which any Borrower is a party, except where the failure to so comply would not have a Material Adverse Effect.
     5.8 Taxes and Other Liabilities. Pay all of each Borrower’s Indebtedness when due; pay all taxes and other governmental or regulatory assessments before delinquency or before any penalty attaches thereto, except as may be contested in good faith by the appropriate procedures and for which such Borrower shall maintain appropriate reserves; and timely file all required tax returns.
     5.9 Special Collateral Covenants.
     (a) Maintenance of Collateral; Inspection. Do all things reasonably necessary to maintain, preserve, protect and keep all Collateral in good working order and salable condition, ordinary wear and tear excepted, deal with the Collateral in all ways as are considered good practice by owners of like property, and use the Collateral lawfully and, to the extent applicable, only as permitted by each Borrower’s insurance policies. Maintain, or cause to be maintained, complete and accurate Records relating to the Collateral. Upon reasonable prior notice at reasonable times during normal business hours, each Borrower hereby authorizes Lender’s officers, employees, representatives and agents to inspect the Collateral and to discuss the Collateral and the Records relating thereto with each such Borrower’s officers and employees, and, in the case of any Right to Payment, with any Person which is or may be obligated thereon.
     (b) Ownership of Subsidiaries. Not sell, transfer, encumber or otherwise dispose of all or any portion of Parent’s ownership interest in any Subsidiary.
     (c) Liens. Not create, incur, assume or permit to exist any Lien or grant any other Person a negative pledge on any Collateral, except Permitted Liens.
     (d) Documents of Title. Not sign or authorize the signing of any financing statement or other document naming any Borrower as debtor or obligor, or acquiesce or cooperate in the issuance of any bill of lading, warehouse receipt or other document or instrument of title with respect to any Collateral, except those negotiated to Lender, or those naming Lender as secured party, or if solely to create, perfect or maintain a Permitted Lien.
     (e) Change in Location or Name. Without at least 30 days’ prior written notice to Lender: (a) not relocate any Collateral or Records, its chief executive office, or establish a place of business at a location other than as specified in the Supplement; and (b) not change its name, mailing address, location of Collateral, jurisdiction of incorporation or its legal structure.
     (f) Decals, Markings. At the request of Lender, firmly affix a decal, stencil or other marking to designated items of Equipment, indicating thereon the security interest of Lender.
     (g) Agreement With Real Property Owner/Landlord. Obtain and maintain such acknowledgments, consents, waivers and agreements (each, a “Waiver”) from the owner, lienholder, mortgagee and landlord (each, a “Landlord”) with respect to any real property on which Collateral is located as Lender may require, all in form and substance satisfactory to Lender, if Lender advises Borrower that such real property is located in a jurisdiction that provides for statutory landlord’s liens or where the lease for such real property grants to the Landlord a Lien on such Borrower’s personal property. In all other cases, each Borrower agrees it will use commercially reasonable efforts to obtain a Waiver from the Landlord if requested by Lender.
     (h) Certain Agreements on Rights to Payment. Other than in the ordinary course of business, not make any material discount, credit, rebate or other reduction in the original amount owing on a Right to Payment or accept in satisfaction of a Right to Payment less than the original amount thereof.
     5.10 Authorization for Automated Clearinghouse Funds Transfer. (i) Authorize Lender to initiate debit entries to the Primary Operating Account, specified in the Supplement hereto, through Automated Clearinghouse (“ACH”) transfers, in order to satisfy the Obligations; (ii) provide Lender at least thirty (30) days notice of any change in the Primary Operating Account; and (iii) grant Lender any additional authorizations necessary to begin ACH debits from a new account which becomes the Primary Operating Account.
ARTICLE 6 — NEGATIVE COVENANTS
     During the term of this Agreement and until the performance of all Obligations, each Borrower will not, and will not permit any Subsidiary to:
     6.1 Indebtedness. Be indebted for borrowed money, the deferred purchase price of property, or leases which would be capitalized in accordance with GAAP; or become liable as a surety, guarantor, accommodation party or otherwise for or upon the obligation of any other Person, except:
     (a) Indebtedness incurred for the acquisition of supplies or inventory on normal trade credit;
     (b) Indebtedness incurred pursuant to one or more transactions permitted under Section 6.4;
     (c) Indebtedness of any Borrower under this Agreement;
     (d) Indebtedness in the form of bridge loans, provided such Indebtedness shall be subordinated to the Obligations on terms and conditions acceptable to Lender, including without limiting the generality of the foregoing, subordination of such Indebtedness in right of payment to the prior payment in full of the Obligations, and the subordination of the priority of any Lien at any time securing such Indebtedness to the Liens of Lender in the collateral covered thereby;
     (e) Subordinated Debt;
     (f) Intercompany Indebtedness among Borrowers;
     (g) any Indebtedness existing on the Closing Date as shown on Schedule 6.1, and
     (h) Indebtedness permitted under the terms of the Supplement.
     6.2 Liens. Create, incur, assume or permit to exist any Lien, or grant any other Person a negative pledge, on any of Borrowers’ or such Subsidiary’s property, except Permitted Liens. Each Borrower and Lender agree that this covenant is not intended to constitute a lien, deed of trust, equitable mortgage, or security interest of any kind on any of each Borrower’s real property, and this Agreement shall not be recorded or recordable. Notwithstanding the foregoing, however, violation of this covenant by any Borrower shall constitute an Event of Default. Without limiting the generality of the foregoing, and as a material inducement to the Lender’s making of the Commitment and entering into the Loan Documents, each Borrower agrees that (i) it shall not assign, mortgage, pledge, grant a security interest in, or encumber any of such Borrower’s Intellectual Property, and (ii) it shall not permit the inclusion in any agreement, document, instrument or other arrangement with any Person (except with or in favor of Lender) which directly or indirectly prohibits or has the effect of prohibiting such Borrower from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of such Borrower’s Intellectual Property, except as is otherwise permitted in Section 6.5(i) or (ii) of this Agreement, or would otherwise be a “Permitted Lien” hereunder.
     6.3 Dividends. Except after a Qualified Public Offering, pay any dividends or purchase, redeem or otherwise acquire or make any other distribution with respect to any of each Borrower’s capital stock, except: (a) dividends or other distributions solely of capital stock of each such Borrower; (b) so long as no Event of Default has occurred and is continuing, (i) repurchases of Parent’s stock from its employees upon termination of employment under reverse vesting or similar repurchase plans not to exceed $100,000 in any calendar year; (ii) dividends required to be paid to the Parent’s Series A Preferred Stockholders pursuant to the Amended and Restated Articles of Incorporation in force at the time of the execution of this Agreement and (c) any Subsidiary of Parent may pay dividends to Parent from time to time so long as such funds are not further distributed to any equity holders of Parent.
     6.4 Changes/Mergers. Liquidate or dissolve; or enter into any consolidation, merger or other combination in which the stockholders of any Borrower immediately prior to the first such transaction own less than 50% of the voting stock of any such Borrower immediately after giving effect to such transaction or related series of such transactions, except that any such Borrower may consolidate or merge so long as: (A) the entity that results from such merger or consolidation (the “Surviving Entity”) shall have executed and delivered to Lender an agreement in form and substance reasonably satisfactory to Lender, containing an assumption by the Surviving Entity of the due and punctual payment and performance of all Obligations and performance and observance of each covenant and condition of such Borrower in the Loan Documents; (B) all such obligations of the Surviving Entity to Lender shall be guaranteed by any entity that directly or indirectly owns or controls more than 50% of the voting stock of the Surviving Entity; (C) immediately after giving effect to such merger or consolidation, no Event of Default or, event which with the lapse of time or giving of notice or both, would result in an Event of Default shall have occurred and be continuing; and (D) the credit risk to Lender, in its reasonable discretion, of the Surviving Entity shall not be increased. In determining whether the proposed merger or consolidation would result in an increased credit risk, Lender may consider, among other things, changes in such Borrower’s management team, employee base, access to equity markets, venture capital support, financial position and/or disposition of intellectual property rights which may reasonably be anticipated as a result of the transaction.
     Notwithstanding anything to the contrary in this Section 6.4, (i) changes in ownership resulting from additional bona fide private equity financings by financial investors shall be permitted (subject to the covenants of Section 6.13 hereof), and (ii) Parent shall be permitted (A) to liquidate or dissolve any Subsidiary in a transaction pursuant to which all of the assets of such Subsidiary are transferred to Parent, and (B) merge with or into a Subsidiary in a transaction in which Parent is the surviving entity
     6.5 Sales of Assets. Sell, transfer, lease, license or otherwise dispose of (a “Transfer”) any Borrower’s or Subsidiary’s assets (including, without limitation, shares of stock and indebtedness of any Subsidiary) except: (i) non-exclusive licenses of Intellectual Property in the ordinary course of business consistent with industry practice or as permitted elsewhere in this Agreement or the other Loan Documents; (ii) exclusive licenses of Intellectual Property granted by Borrower in the ordinary course of business to a distributor or licensee with respect to one or more fields of use which when taken alone or together do not constitute a major portion of the existing uses of Grantor’s Intellectual Property and approved by the Board of Directors; (iii) Transfers of worn-out, obsolete or surplus property (each as determined by each Borrower in its reasonable judgment); (iv) Transfers of Inventory; (v) Transfers constituting Permitted Liens; (vi) Transfers permitted in Section 6.6 hereunder; and (vii) Transfers of Collateral (other than Intellectual Property) for fair consideration and in the ordinary course of its business.
     6.6 Loans/Investments. Make or suffer to exist any loans, guaranties, advances, or investments, except:
     (a) accounts receivable in the ordinary course of business;
     (b) investments in domestic certificates of deposit issued by, and other domestic investments with, financial institutions organized under the laws of the United States or a state thereof, having at least One Hundred Million Dollars ($100,000,000) in capital and a rating of at least “investment grade” or “A” by Moody’s or any successor rating agency;
     (c) investments in marketable obligations of the United States of America and in open market commercial paper rated A1 or P1 and floating rate preferred rated AAA by a national credit agency and maturing not more than one year from the creation thereof;
     (d) temporary advances to cover incidental expenses to be incurred in the ordinary course of business;

     (e) investments in joint ventures, strategic alliances, licensing and similar arrangements customary in each Borrower’s industry and which do not require such Borrower to assume or otherwise become liable for the obligations of any third party not directly related to or arising out of such arrangement or, without the prior written consent of Lender, require such Borrower to transfer ownership of non-cash assets to such joint venture or other entity; and
     (f) Investments in and loans to Subsidiaries of Parent.
     6.7 Transactions With Related Persons. Directly or indirectly enter into any transaction with or for the benefit of a Related Person on terms more favorable to the Related Person than would have been obtainable in an “arms’ length” dealing.
     6.8 Other Business. Engage in any material line of business other than the business any Borrower conducts or contemplates conducting as of the Closing Date.
     6.9 Compliance. Become an “investment company” or controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Loan for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Lender’s Lien on the Collateral, or permit any of its subsidiaries to do any of the foregoing.
     6.10 Other Deposit and Securities Accounts. Maintain any Deposit Accounts or accounts holding securities except (i) Deposit Accounts and investment/securities accounts as set forth in the Supplement, and (ii) other Deposit Accounts and securities/investment accounts, in each case, with respect to which each Borrower and Lender shall have taken such action as Lender reasonably deems necessary to obtain a perfected first security interest therein.
     6.11 Subsidiaries. Cause or permit a Subsidiary to issue any additional Shares, unless the same have been pledged to Lender as part of the Collateral. In addition, Parent will not allow its wholly owned subsidiary Aquamed Technologies, Inc., a California corporation, to engage in any business or incur any Indebtedness after the Closing Date.
     6.12 Financing Statements and Other Actions. Fail to execute and deliver to Lender all financing statements, account control agreements, notices and other documents (including, without limitation, any filings with the United States Patent and Trademark Office,) from time to time reasonably requested by Lender or as necessary in order to maintain either (i) a first priority fixed or floating security interest in the Collateral, or (ii) a first perfected security interest in the Collateral, in favor of Lender, except in each case to the extent a Permitted Lien is permitted to be senior to Lender’s security interests; perform such other acts, and execute and deliver to Lender such additional conveyances, assignments, agreements and instruments, as Lender may at any time reasonably request.
     6.13 Stock Ownership Allow any Person or two or more Persons acting in concert to acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of fifty percent (50%) or more of the outstanding shares of voting stock of Borrower.
ARTICLE 7 — EVENTS OF DEFAULT
     7.1 Events of Default; Acceleration. Upon the occurrence and during the continuation of any Default, the obligation of Lender to make any additional Loan shall be suspended. The occurrence of any of the following (each, an “Event of Default”) shall terminate any obligation of Lender to make any additional Loan; and shall, at the option of Lender (1) make all sums of Basic Interest and principal, all Final Payments and any Obligations and other amounts owing under any Loan Documents immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor or any other notices or demands, and (2) give Lender the right to exercise any other right or remedy provided by contract or applicable law:
     (a) Borrowers shall fail to pay any principal, interest or Final Payment under this Agreement or any Note, or fail to pay any fees or other charges when due under any Loan Document, and such failure continues for five (5) Business Days or more after the same first becomes due; or an Event of Default as defined in any other Loan Document shall have occurred.
     (b) Any representation or warranty made, or financial statement, certificate or other document provided, by any Borrower under any Loan Document shall prove to have been false or misleading in any material respect when made or deemed made herein.
     (c) Any Borrower shall fail to pay its debts generally as they become due or shall commence any Insolvency Proceeding with respect to itself; an involuntary Insolvency Proceeding shall be filed against any Borrower, or a custodian, receiver, trustee, assignee for the benefit of creditors, or other similar official, shall be appointed to take possession, custody or control of the properties of any Borrower, and such involuntary Insolvency Proceeding, petition or appointment is acquiesced to by any Borrower or is not dismissed within sixty (60) days; or the dissolution or termination of the business of any Borrower.
     (d) Any Borrower shall be in default beyond any applicable period of grace or cure under any other agreement involving the borrowing of money, the purchase of property, the advance of credit or any other monetary liability of any kind to Lender or to any Person which results in the acceleration of payment of such obligation in an amount in excess of the Threshold Amount.
     (e) Any governmental or regulatory authority shall take any judicial or administrative action, or any defined benefit pension plan maintained by any Borrower shall have any unfunded liabilities, any of which, in the reasonable judgment of Lender, might have a Material Adverse Effect.
     (f) Any sale, transfer or other disposition of all or a substantial or material part of the assets of any Borrower, including without limitation to any trust or similar entity, shall occur, except as permitted by Section 6.5.
     (g) Any judgment(s) singly or in the aggregate in excess of the Threshold Amount shall be entered against any Borrower which remain unsatisfied, unvacated or unstayed pending appeal for ten (10) or more days after entry thereof.
     (i) Any Borrower shall fail to perform or observe any covenant contained in Article 6 of this Agreement.
     (h) (Intentionally Omitted.)
     (j) Any Borrower shall fail to perform or observe any material covenant contained in Article 5 or elsewhere in this Agreement or any other Loan Document (other than a covenant which is dealt with specifically elsewhere in this Article 7) and, if capable of being cured, the breach of such covenant is not cured within 30 days after the sooner to occur of such Borrower’s receipt of notice of such breach from Lender or the date on which such breach first becomes known to any officer of such Borrower; provided, however that if such breach is not capable of being cured within such 30-day period and such Borrower timely notifies Lender of such fact and such Borrower diligently pursues such cure, then the cure period shall be extended to the date requested in such Borrower’s notice but in no event more than 90 days from the initial breach; provided, further, that such additional 60-day opportunity to cure shall not apply in the case of any failure to perform or observe any covenant which has been the subject of a prior failure within the preceding 180 days or which is a willful and knowing breach by Borrower.
     7.2 Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, Lender shall be entitled to, at its option, exercise any or all of the rights and remedies available to a secured party under the UCC or any other applicable law, and exercise any or all of its rights and remedies provided for in this Agreement and in any other Loan Document. The obligations of Borrowers under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Obligations is rescinded or must otherwise be returned by Lender upon, on account of, or in connection with, the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.
     7.3 Sale of Collateral. Upon the occurrence and during the continuance of an Event of Default, Lender may, subject to the provisions contained in the UCC and other applicable law, rules or regulations, sell all or any part of the Collateral, at public or private sales, to itself, a wholesaler, retailer or investor, for cash, upon credit or for future delivery, and at such price or prices as are commercially reasonable. Any such public or private sales shall be held at such times and at such place(s) as Lender may determine. In case of the sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Lender until the selling price is paid by the purchaser, but Lender shall not incur any liability in case of the failure of such purchaser to pay for the Collateral and, in case of any such failure, such Collateral may be resold. Lender may, instead of exercising its power of sale, proceed to enforce its security interest in the Collateral by seeking a judgment or decree of a court of competent jurisdiction. Without limiting the generality of the foregoing, if an Event of Default is in effect,
     (1) Subject to the rights of any third parties, Lender may license, or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Copyrights, Patents or Trademarks included in the Collateral throughout the world for such term or terms, on such conditions and in such manner as Lender shall in its sole discretion determine;
     (2) Lender may (without assuming any obligations or liability thereunder), at any time and from time to time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of any Borrower in, to and under any Copyright Licenses, Patent Licenses or Trademark Licenses and take or refrain from taking any action under any thereof, and each Borrower hereby releases Lender from, and agrees to hold Lender free and harmless from and against any claims arising out of, any lawful action so taken or omitted to be taken with respect thereto other than claims arising out of Lender’s gross negligence or willful misconduct; and
     (3) Upon request by Lender, each Borrower will execute and deliver to Lender a power of attorney, in form and substance reasonably satisfactory to Lender for the implementation of any lease, assignment, license, sublicense, grant of option, sale or other disposition of a Copyright, Patent or Trademark. In the event of any such disposition pursuant to this clause 3, Borrowers shall supply their know-how and expertise relating to the products or services made or rendered in connection with Patents, the manufacture and sale of the products bearing Trademarks, and its customer lists and other records relating to such Copyrights, Patents or Trademarks and to the distribution of said products, to Lender.
     (4) If, at any time when Lender shall determine to exercise its right to sell the whole or any part of the Shares hereunder, such Shares or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act (or any similar statute), then Lender may, in its discretion (subject only to applicable requirements of law), sell such Shares or part thereof by private sale in such manner and under such circumstances as Lender may deem necessary or advisable, but subject to the other requirements of this Article 7, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event, Lender in its discretion may (i) in accordance with applicable securities laws proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Shares or part thereof could be or shall have been filed under the Securities Act (or similar statute), (ii) approach and negotiate with a single possible purchaser to effect such sale, and (iii) restrict such sale to a purchaser who is an accredited investor under the Securities Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Shares or any part thereof. In addition to a private sale as provided above in this Article 7, if any of the Shares shall not be freely distributable to the public without registration under the Securities Act (or similar statute) at the time of any proposed sale pursuant to this Article 7, then Lender shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:
(A) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;

(B) as to the content of legends to be placed upon any certificates representing the Shares sold in such sale, including restrictions on future transfer thereof;

(C) as to the representations required to be made by each Person bidding or purchasing at such sale relating to such Person’s access to financial information about Parent or any of its Subsidiaries and such Person’s intentions as to the holding of the Shares so sold for investment for its own account and not with a view to the distribution thereof; and

(D) as to such other matters as Lender may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Securities Act and all applicable state securities laws.
     (5) Borrowers recognize that Lender may be unable to effect a public sale of any or all the Shares and may be compelled to resort to one or more private sales thereof in accordance with clause (4) above. Borrowers also acknowledge that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. Lender shall be under no obligation to delay a sale of any of the Shares for the period of time necessary to permit the applicable Subsidiary to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Borrower and/or the Subsidiary would agree to do so
     7.4 Borrowers’ Obligations Upon Default. Upon the request of Lender after the occurrence and during the continuance of an Event of Default, each Borrower will:
     (a) Assemble and make available to Lender the Collateral at such place(s) as Lender shall reasonably designate, segregating all Collateral so that each item is capable of identification; and
     (b) Subject to the rights of any lessor, permit Lender, by Lender’s officers, employees, agents and representatives, to enter any premises where any Collateral is located, to take possession of the Collateral, to complete the processing, manufacture or repair of any Collateral, and to remove the Collateral, or to conduct any public or private sale of the Collateral, all without any liability of Lender for rent or other compensation for the use of Borrowers’ premises.
ARTICLE 8 — SPECIAL COLLATERAL PROVISIONS
     8.1 Intentionally Omitted.
     8.2 Performance of Borrowers’ Obligations. Without having any obligation to do so, upon reasonable prior notice to any Borrower, Lender may perform or pay any obligation which any Borrower has agreed to perform or pay under this Agreement, including, without limitation, the payment or discharge of taxes or Liens levied or placed on or threatened against the Collateral. In so performing or paying, Lender shall determine the action to be taken and the amount necessary to discharge such obligations. Borrowers shall reimburse Lender on demand for any amounts paid by Lender pursuant to this Section, which amounts shall constitute Obligations secured by the Collateral and shall bear interest from the date of demand at the Default Rate.
     8.3 Power of Attorney. For the purpose of protecting and preserving the Collateral and Lender’s rights under this Agreement, each Borrower hereby irrevocably appoints Lender, with full power of substitution, as its attorney-in-fact with full power and authority, after the occurrence and during the continuance of an Event of Default, to do any act which each such Borrower is obligated to do hereunder; to exercise such rights with respect to the Collateral as each such Borrower might exercise; to use such Inventory, Equipment, Fixtures or other property as each such Borrower might use; to enter each Borrower’s premises; to give notice of Lender’s security interest in, and to collect the Collateral; and before or after Default, to execute and file in each such Borrower’s name any financing statements, amendments and continuation statements necessary or desirable to perfect or continue the perfection of Lender’s security interests in the Collateral. Each Borrower hereby ratifies all that Lender shall lawfully do or cause to be done by virtue of this appointment.
     8.4 Authorization for Lender to Take Certain Action. The power of attorney created in Section 8.3 is a power coupled with an interest and shall be irrevocable. The powers conferred on Lender hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon Lender to exercise such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and in no event shall Lender or any of its directors, officers, employees, agents or representatives be responsible to any Borrower for any act or failure to act, except for gross negligence or willful misconduct. After the occurrence and during the continuance of an Event of Default, Lender may exercise this power of attorney without notice to or assent of any Borrower, in the name of each Borrower, or in Lender’s own name, from time to time in Lender’s sole discretion and at Borrowers’ expense. To further carry out the terms of this Agreement, after the occurrence and during the continuance of an Event of Default, Lender may:
     (a) Execute any statements or documents or take possession of, and endorse and collect and receive delivery or payment of, any checks, drafts, notes, acceptances or other instruments and documents constituting Collateral, or constituting the payment of amounts due and to become due or any performance to be rendered with respect to the Collateral.
     (b) Sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts; drafts, certificates and statements under any commercial or standby letter of credit relating to Collateral; assignments, verifications and notices in connection with Accounts; or any other documents relating to the Collateral, including without limitation the Records.
     (c) Use or operate Collateral or any other property of any Borrower for the purpose of preserving or liquidating Collateral.
     (d) File any claim or take any other action or proceeding in any court of law or equity or as otherwise deemed appropriate by Lender for the purpose of collecting any and all monies due or securing any performance to be rendered with respect to the Collateral.
     (e) Commence, prosecute or defend any suits, actions or proceedings or as otherwise deemed appropriate by Lender for the purpose of protecting or collecting the Collateral.
     (f) Prepare, adjust, execute, deliver and receive payment under insurance claims, and collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and apply such amounts at Lender’s sole discretion, toward repayment of the Obligations or replacement of the Collateral.
     8.5 Application of Proceeds. Any Proceeds and other monies or property received by Lender pursuant to the terms of this Agreement or any Loan Document may be applied by Lender first to the payment of expenses of collection, including without limitation reasonable attorneys’ fees, and then to the payment of the Obligations in such order of application as Lender may elect.
     8.6 Deficiency. If the Proceeds of any disposition of the Collateral are insufficient to cover all costs and expenses of such sale and the payment in full of all the Obligations, plus all other sums required to be expended or distributed by Lender, then each Borrower shall be liable for any such deficiency.
     8.7 Lender Transfer. Upon the transfer of all or any part of the Obligations, Lender may transfer all or part of the Collateral and shall be fully discharged thereafter from all liability and responsibility with respect to such Collateral so transferred, and the transferee shall be vested with all the rights and powers of Lender hereunder with respect to such Collateral so transferred, but with respect to any Collateral not so transferred, Lender shall retain all rights and powers hereby given.
     8.8 Lender’s Duties.
     (a) Lender shall use reasonable care in the custody and preservation of any Collateral in its possession. Without limitation on other conduct which may be considered the exercise of reasonable care, Lender shall be deemed to have exercised reasonable care in the custody and preservation of such Collateral if such Collateral is accorded treatment substantially equal to that which Lender accords its own property, it being understood that Lender shall not have any responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, declining value, tenders or other matters relative to any Collateral, regardless of whether Lender has or is deemed to have knowledge of such matters; or taking any necessary steps to preserve any rights against any Person with respect to any Collateral. Under no circumstances shall Lender be responsible for any injury or loss to the Collateral, or any part thereof, arising from any cause beyond the reasonable control of Lender.
     (b) Lender may at any time deliver the Collateral or any part thereof to any Borrower and the receipt of such Borrower shall be a complete and full acquittance for the Collateral so delivered, and Lender shall thereafter be discharged from any liability or responsibility therefor.
     (c) Neither Lender, nor any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Lender shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by any Borrower or any other party through the ordinary negligence of Lender, or any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Lender.
     8.9 Termination of Security Interests. Upon the payment in full of the Obligations and satisfaction of all Borrowers’ obligations under this Agreement and the other Loan Documents, and if Lender has no further obligations under its Commitment, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Borrowers. Upon any such termination, the Lender shall, at Borrowers’ expense, execute and deliver to Borrowers such documents as Borrowers shall reasonably request to evidence such termination.
ARTICLE 9 — GENERAL PROVISIONS
     9.1 Notices. Any notice given by any party under any Loan Document shall be in writing and personally delivered, sent by overnight courier, or United States mail, postage prepaid, or sent by facsimile, or other authenticated message, charges prepaid, to the other party’s or parties’ addresses shown on the Supplement. Each party may change the address or facsimile number to which notices, requests and other communications are to be sent by giving written notice of such change to each other party. Notice given by hand delivery shall be deemed received on the date delivered; if sent by overnight courier, on the next Business Day after delivery to the courier service; if by first class mail, on the third Business Day after deposit in the U.S. Mail; and if by facsimile, on the date of transmission.
     9.2 Binding Effect. The Loan Documents shall be binding upon and inure to the benefit of each Borrower and Lender and their respective successors and permitted assigns; provided, however, that no Borrower nor Lender may assign or transfer such Borrower’s rights or obligations under any Loan Document without the other party’s prior written consent, provided that Lender may (i) transfer its rights under any of the Loan Documents to an affiliate of Lender and, (ii) may grant a security interest in its rights and obligations under the Loan Documents. Lender shall at all times maintain the confidentiality of all documents and information which Lender now or hereafter may have relating to the Loans, any Borrower, or its business. It is the intention of the parties that, as a “venture capital operating company,” Venture Lending & Leasing IV, LLC (“LLC”), the parent and sole owner of Venture Lending & Leasing IV, Inc., shall have the benefit of, and the power to independently exercise, those “management rights” provided in Section 5.3. To that end, the references to Lender in Sections 4.2(f), 5.1, 5.2, 5.3 and 5.9(a) hereof shall include LLC, and LLC shall have the right to exercise the advisory, inspection, information and other rights given to lender under those Sections independently of Lender. No amendment or modification of this Agreement shall alter or diminish LLC’s rights under the preceding sentence without the consent of LLC.
     9.3 No Waiver. Any waiver, consent or approval by Lender of any Event of Default or breach of any provision, condition, or covenant of any Loan Document must be in writing and shall be effective only to the extent set forth in writing. No waiver of any breach or default shall be deemed a waiver of any later breach or default of the same or any other provision of any Loan Document. No failure or delay on the part of Lender in exercising any power, right, or privilege under any Loan Document shall operate as a waiver thereof, and no single or partial exercise of any such power, right, or privilege shall preclude any further exercise thereof or the exercise of any other power, right or privilege. Lender has the right at its sole option to continue to accept interest and/or principal payments due under the Loan Documents after default, and such acceptance shall not constitute a waiver of said default or an extension of the maturity of any Loan unless Lender agrees otherwise in writing.
     9.4 Rights Cumulative. All rights and remedies existing under the Loan Documents are cumulative to, and not exclusive of, any other rights or remedies available under contract or applicable law.
     9.5 Unenforceable Provisions. Any provision of any Loan Document executed by any Borrower which is prohibited or unenforceable in any jurisdiction, shall be so only as to such jurisdiction and only to the extent of such prohibition or unenforceability, but all the remaining provisions of any such Loan Document shall remain valid and enforceable.
     9.6 Accounting Terms. Except as otherwise provided in this Agreement, accounting terms and financial covenants and information shall be determined and prepared in accordance with GAAP.
     9.7 Indemnification; Exculpation. Each Borrower shall pay and protect, defend and indemnify Lender and Lender’s employees, officers, directors, shareholders, affiliates, correspondents, agents and representatives (other than Lender, collectively “Agents”) against, and hold Lender and each such Agent harmless from, all claims, actions, proceedings, liabilities, damages, losses, expenses (including, without limitation, attorneys’ fees and costs) and other amounts incurred by Lender and each such Agent, arising from (i) the matters contemplated by this Agreement or any other Loan Documents, (ii) any dispute between any Borrower and a third party, or (iii) any contention that any Borrower has failed to comply with any law, rule, regulation, order or directive applicable to such Borrower’s business; provided, however, that this indemnification shall not apply to any of the foregoing incurred solely as the result of Lender’s or any Agent’s gross negligence or willful misconduct. This indemnification shall survive the payment and satisfaction of all of Borrowers’ Obligations to Lender.
     9.8 Reimbursement. Borrowers shall reimburse Lender for all costs and expenses, including without limitation reasonable attorneys’ fees and disbursements expended or incurred by Lender in any arbitration, mediation, judicial reference, legal action or otherwise in connection with (a) the preparation and negotiation of the Loan Documents, (b) the amendment and enforcement of the Loan Documents, including without limitation during any workout, attempted workout, and/or in connection with the rendering of legal advice as to Lender’s rights, remedies and obligations under the Loan Documents, (c) collecting any sum which becomes due Lender under any Loan Document, (d) any proceeding for declaratory relief, any counterclaim to any proceeding, or any appeal, or (e) the protection, preservation or enforcement of any rights of Lender. For the purposes of this section, attorneys’ fees shall include, without limitation, fees incurred in connection with the following: (1) contempt proceedings; (2) discovery; (3) any motion, proceeding or other activity of any kind in connection with an Insolvency Proceeding; (4) garnishment, levy, and debtor and third party examinations; and (5) postjudgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment. All of the foregoing costs and expenses shall be payable upon demand by Lender, and if not paid within forty-five (45) days of presentation of invoices shall bear interest at the highest applicable Default Rate.
     9.9 Execution in Counterparts. This Agreement may be executed in any number of counterparts which, when taken together, shall constitute but one agreement.
     9.10 Entire Agreement. The Loan Documents are intended by the parties as the final expression of their agreement and therefore contain the entire agreement between the parties and supersede all prior understandings or agreements concerning the subject matter hereof. This Agreement may be amended only in a writing signed by each Borrower and Lender.
     9.11 Governing Law and Jurisdiction.
     (a) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, THIS AGREEMENT AND THE LOAN DOCUMENTS SHALL BE GOVERNED EXCLUSIVELY BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.
     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS AND LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWERS AND LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE BORROWERS AND LENDER EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.
     9.12 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, BORROWERS AND LENDER EACH WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. BORROWERS AND LENDER EACH AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL

BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEMS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.
ARTICLE 10 — CROSS-CORPORATE GUARANTEES
     10.1 Guaranty. In consideration of the execution and delivery by Lender of this Agreement and the making of Loans to Borrowers hereunder, each Borrower hereby jointly and severally guarantees absolutely and unconditionally to Lender the due and punctual payment, when and as due (whether upon demand, at maturity, by reason of acceleration or otherwise), of all liabilities and obligations of each other Borrower under this Agreement and the other Loan Documents, and agrees to pay any and all expenses (including reasonable legal fees and disbursements) which may be incurred by Lender in enforcing its rights under this guaranty. The liability of Borrowers under this guaranty shall be joint and several, unlimited and unconditional, and this guaranty shall be a continuing guaranty of any and all Notes given as evidence of or in extension or renewal of any of the Obligations.
     10.2 Waivers. Each Borrower, to the fullest extent permitted by applicable law, hereby waives (i) diligence, presentment, demand and protest with respect to any instrument at any time evidencing any of the Obligations, (ii) any requirement that Lender exhaust any right or take any action against any other Person or any of the Collateral or other property at any time securing any of the Obligations, (iii) the benefit of all principles or provisions of applicable law which are or might be in conflict with the terms of this guaranty, (iv) notice of acceptance hereof, (v) notice of the occurrence of a Default or Event of Default,(vi) notice of any and all favorable and unfavorable information, financial or other, about any other Borrower, heretofore, now or hereafter learned or acquired by a Borrower, (vii) notice of the existence or creation of any of the Obligations, (viii) notice of any alterations, amendments, increase, extension or exchange of any of the Obligations; (ix) notice of any amendments, modifications or supplements of or to this Agreement or any of the other Loan Documents, and (x) the right to require Lender to proceed against the Borrowers or any Borrower on any of the Obligations. Each Borrower hereby further agrees that the time of payment of any of the Obligations may be extended and the Borrowers will remain bound under this guaranty notwithstanding such extensions, whether or not referred to above, which might otherwise constitute a legal or equitable discharge of a guaranty.
     10.3 Subrogation; Subordination. No Borrower shall have any right of subrogation, contribution, reimbursement or indemnity whatsoever, nor any right of recourse to security for any of the Obligations, and nothing shall discharge or satisfy the liability of any Borrower hereunder, until the termination of this Agreement and the irrevocable satisfaction in full of, or provision for, the Obligations; and any and all present and future debts and obligations of each Borrower to the others are hereby postponed in favor of and subordinated to the full payment and performance of all present and future Obligations.
     10.4 Release of Collateral. The joint and several liability of Borrowers shall continue notwithstanding and shall not be impaired and affected by any release of any Collateral or by the release of any one or more Persons liable for any of the Obligations, whether as principal, surety, guarantor, indemnitor or otherwise.
     10.5 Other Waivers. To the extent permitted by law, each Borrower hereby waives any right of set-off and any and all other rights, benefits, protections and other defenses available to a surety or guarantor now or at any time hereafter, including, without limitation, under California Civil Code 2787 to 2855, inclusive.
     10.6 Statutory Waiver of Rights and Defenses Regarding Election of Remedies. Each Borrower hereby waives all rights and defenses arising out of the election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Borrower’s rights of subrogation and reimbursement against the other Borrower by the operation of Section 580d of the California Code of Civil Procedure or otherwise.
     10.7 Financial Condition of Borrowers. Each Borrower represents and warrants that it is fully aware of the financial condition of the other Borrower, and each Borrower delivers its guarantee based solely upon its own independent investigation of such other

Borrower’s financial condition and in no part upon any representation or statement of Lender with respect thereto. Each Borrower further represents and warrants that it is in a position to and hereby does assume full responsibility for obtaining such additional information concerning the other Borrower’s financial condition as such Borrower may deem material to its obligations hereunder, and such Borrower is not relying upon, nor expecting Lender to furnish it any information in Lender’s possession concerning the other Borrower’s financial condition or concerning any circumstances bearing on the existence or creation, or the risk of nonpayment or nonperformance of the Obligations.
     10.8 Advice of Counsel. Each Borrower acknowledges that it has either obtained the advice of counsel or has had the opportunity to obtain such advice in connection with the terms and provisions of this Section 10.
     10.9 Limitation of Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of a Borrower under its guarantee in this Section 10 would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under its guarantee, then, notwithstanding, any other provision of this Section 10 to the contrary, the amount of such liability shall, without further action of such Borrower, Lender or any other person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.
ARTICLE 11 — DEFINITIONS
     The definitions appearing in this Agreement or any Supplement shall be applicable to both the singular and plural forms of the defined terms:
“Account” means any “account,” as such term is defined in the UCC now owned or hereafter acquired by any Borrower or in which any Borrower now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to any Borrower (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by any Borrower or from any other transaction, whether or not the same involves the sale of goods or services by any Borrower (including, without limitation, any such obligation that may be characterized as an account or contract right under the UCC) and all of any Borrower’s rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of any Borrower’s rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to any Borrower under all purchase orders and contracts for the sale of goods or the performance of services or both by any Borrower or in connection with any other transaction (whether or not yet earned by performance on the part of any Borrower), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.
“Affiliate” means any Person which directly or indirectly controls, is controlled by, or is under common control with any Borrower. “Control,” “controlled by” and “under common control with” mean direct or indirect possession of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided, that control shall be conclusively presumed when any Person or affiliated group directly or indirectly owns five percent (5%) or more of the securities having ordinary voting power for the election of directors of a corporation.
“Agreement” means this Loan and Security Agreement and each Supplement thereto, as each may be amended or supplemented from time to time.
“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended.
“Basic Interest” means the fixed rate of interest payable on the outstanding balance of each Loan at the applicable Designated Rate.
“Borrowing Date” means the Business Day on which the proceeds of a Loan are disbursed by Lender.

“Borrowing Request” means a written request from Borrowers in substantially the form of Exhibit “B” to the Supplement, requesting the funding of one or more Loans on a particular Borrowing Date.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close.
"Chattel Paper” means any “chattel paper,” as such term is defined in the UCC now owned or hereafter acquired by any Borrower or in which any Borrower now holds or hereafter acquires any interest.
“Closing Date” means the date of this Agreement.
“Collateral” means all of Borrowers’ right, title and interest in and to the following property, whether now owned or hereafter acquired and wherever located: (a) all Receivables; (b) all Equipment; (c) all Fixtures; (d) all General Intangibles; (e) all Inventory; (f) all Investment Property; (g) all Deposit Accounts; (h) all Shares, (i) all other Goods and personal property of any Borrower, whether tangible or intangible and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, any Borrower and wherever located; (j) all Records; and (k) all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.
“Commitment” means the obligation of Lender to make Loans to Borrowers up to the aggregate principal amount set forth in the Supplement.
“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration now owned or hereafter acquired by any Borrower or in which any Borrower now holds or hereafter acquires any interest.
“Copyrights” means all of the following now owned or hereafter acquired by any Borrower or in which any Borrower now holds or hereafter acquires any interest: (i) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or of any other country; (ii) all registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (iii) all continuations, renewals or extensions thereof; and (iv) any registrations to be issued under any pending applications.
“Default” means an event which with the giving of notice, passage of time, or both would constitute an Event of Default.
“Default Rate” is defined in Section 2.7.
“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, now owned or hereafter acquired by any Borrower or in which any Borrower now holds or hereafter acquires any interest.
“Designated Rate” means the rate of interest per annum described in the Supplement as being applicable to an outstanding Loan from time to time.
“Documents” means any “documents,” as such term is defined in the UCC, now owned or hereafter acquired by any Borrower or in which any Borrower now holds or hereafter acquires any interest.
“Environmental Laws” means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authorities, in each case relating to environmental, health, or safety matters.
“Equipment” means any “equipment,” as such term is defined in the UCC now owned or hereafter acquired by any Borrower or in which any Borrower now holds or hereafter acquires any interest and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.
“Event of Default” means any event described in Section 7.1.
“Final Payment” means, with respect to a Loan, an amount equal to that percentage of the original principal amount of such Loan and payable at the time specified in the Supplement or the Note evidencing such Loan.
“Fixtures” means any “fixtures,” as such term is defined in the UCC, now owned or hereafter acquired by any Borrower or in which any Borrower now holds or hereafter acquires any interest.
“GAAP” means generally accepted accounting principles and practices consistent with those principles and practices promulgated or adopted by the Financial

Accounting Standards Board and the Board of the American Institute of Certified Public Accountants, their respective predecessors and successors. Each accounting term used but not otherwise expressly defined herein shall have the meaning given it by GAAP.
“General Intangibles” means any “general intangibles,” as such term is defined in the UCC now owned or hereafter acquired by any Borrower or in which any Borrower now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all right, title and interest that any Borrower may now or hereafter have in or under any contract, all customer lists, Copyrights, Trademarks, Patents, websites, domain names, and all applications therefor and reissues, extensions, or renewals thereof, other rights to Intellectual Property, interests in partnerships, joint ventures and other business associations, Licenses, permits, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, recipes, experience, processes, models, drawings, materials and records, goodwill (including, without limitation, the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License), claims in or under insurance policies, including unearned premiums, uncertificated securities, money, cash or cash equivalents, deposit, checking and other bank accounts, rights to sue for past, present and future infringement of Copyrights, Trademarks and Patents, rights to receive tax refunds and other payments and rights of indemnification.
“Goods” means any “goods,” as such term is defined in the UCC now owned or hereafter acquired by any Borrower or in which any Borrower now holds or hereafter acquires any interest.
“Indebtedness” of any Person means at any date, without duplication and without regard to whether matured or unmatured, absolute or contingent: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all obligations of such Person as lessee under capital leases; (v) all obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance, or similar instrument, whether drawn or undrawn; (vi) all obligations of such Person to purchase securities which arise out of or in connection with the sale of the same or substantially similar securities; (vii) all obligations of such Person to purchase, redeem, exchange, convert or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, except to the extent that such obligations remain performable solely at the option of such Person; (viii) all obligations to repurchase assets previously sold (including any obligation to repurchase any accounts or chattel paper under any factoring, receivables purchase, or similar arrangement); (ix) obligations of such Person under interest rate swap, cap, collar or similar hedging arrangements (other than foreign exchange hedging arrangements); and (x) all obligations of others of any type described in clause (i) through clause (ix) above guaranteed by such Person.
“Insolvency Proceeding” means with respect to a Person (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors with respect to such Person, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code, but in each case, excluding any avoidance or similar action against such Person commenced by an assignee for the benefit of creditors, bankruptcy trustee, debtor in possession, or other representative of another Person or such other Person’s estate.
“Instruments” means any “instrument,” as such term is defined in the UCC now owned or hereafter acquired by any Borrower or in which any Borrower now holds or hereafter acquires any interest.
“Intellectual Property” means all Copyrights, Trademarks, Patents, Licenses, trade secrets, source codes, customer lists, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, skill, expertise, experience, processes, models, drawings, materials, records and goodwill associated with the foregoing.
“Intellectual Property Security Agreement” means any Intellectual Property Security Agreement executed and delivered by a Borrower in favor of Lender, as the same may be amended, supplemented, or restated from time to time.
“Inventory” means any “inventory,” as such term is defined in the UCC wherever located, now owned or hereafter acquired by any Borrower or in which any Borrower now holds or hereafter acquires any interest, and, in any event, shall include, without limitation, all inventory, goods and other personal property that are held by or on behalf of any Borrower for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process or materials used or consumed or to be used or consumed in any Borrower’s business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods, whether or not the same is in transit or in the constructive, actual or exclusive possession of any Borrower or is held by others for any Borrower’s account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all such property first may be in the possession or custody of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other Persons.
“Investment Property” means any “investment property,” as such term is defined in the UCC, now owned or hereafter acquired by any Borrower or in which any Borrower now holds or hereafter acquires any interest.
“Letter of Credit Rights” means any “letter of credit rights,” as such term is defined in the UCC, now owned or hereafter acquired by any Borrower or in which any Borrower now holds or hereafter acquires any interest, including any right to payment under any letter of credit.
“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and any renewals or extensions thereof.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.
“Loan” means an extension of credit by Lender under this Agreement.
“Loan Documents” means, individually and collectively, this Loan and Security Agreement, each Supplement, each Note, the Intellectual Property Security Agreement and any other security or pledge agreement(s), any Warrants issued by Borrower to Lender (or its designee) in connection with this Agreement, and all other contracts, instruments, addenda and documents executed in connection with this Agreement or the extensions of credit which are the subject of this Agreement.
“Material Adverse Effect” or “Material Adverse Change” means, with respect to all Borrowers and their respective Subsidiaries, if any, on a consolidated basis (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrowers, (b) a material impairment of the ability of the Borrowers to perform under any Loan Document; (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrowers of any Loan Document; or (d) a material adverse effect on, or a material adverse change in, the Borrowers’ interest in, or the value, perfection or priority of Lender’s security interest in the Collateral.
“Note” means a promissory note substantially in the form attached to the Supplement as Exhibit “A-1”, “A-2” and “A-3”, executed by Borrowers evidencing each Loan.
“Obligations” means all debts, obligations and liabilities of Borrowers to Lender currently existing or now or hereafter made, incurred or created under, pursuant to or in connection with this Agreement or any other Loan Document, whether voluntary or involuntary and however arising or evidenced, whether direct or acquired by Lender by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether a Borrower may be liable individually or jointly, or whether recovery upon such debt may be or become barred by any statute of limitations or otherwise unenforceable; and all renewals, extensions and modifications thereof; and all attorneys’ fees and costs incurred by Lender in connection with the collection and enforcement thereof as provided for in any Loan Document.
“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence now owned or hereafter acquired by any Borrower or in which any Borrower now holds or hereafter acquires any interest.
“Patents” means all of the following property now owned or hereafter acquired by any Borrower or in which any Borrower now holds or hereafter acquires any interest: (a) all letters patent of, or rights corresponding thereto in, the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto in, the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, continuations, continuations-in-part or extensions thereof; (c) all petty patents, divisionals, and patents of addition; and (d) all patents to be issued under any such applications.
“Parent” means Oculus Innovative Sciences, Inc., a California corporation.
“Permitted Lien” means:
     (a) involuntary Liens which, in the aggregate, would not have a Material Adverse Effect and which in any event would not exceed, in the aggregate, the Threshold Amount;
     (b) Liens for current taxes or other governmental or regulatory assessments which are not delinquent, or which are contested in good faith by the appropriate procedures and for which appropriate reserves are maintained;
     (c) security interests on any property held or acquired by any Borrower in the ordinary course of business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided, that such Lien attaches solely to the property acquired with such Indebtedness and that the principal amount of such Indebtedness does not exceed one hundred percent (100%) of the cost of such property;
     (d) Liens in favor of Lender;
     (e) bankers’ liens, rights of setoff and similar Liens incurred on deposits made in the ordinary course of business;
     (f) materialmen’s, mechanics’, repairmen’s, employees’ or other like Liens arising in the ordinary course of business and which are not delinquent for more than 45 days or are being contested in good faith by appropriate proceedings;
     (g) any judgment, attachment or similar Lien, unless the judgment it secures has not been discharged or execution thereof effectively stayed and bonded against pending appeal within 30 days of the entry thereof;
     (h) licenses or sublicenses of Intellectual Property granted in accordance with Sections 6.5(i) and 6.5(ii) hereof;
     (i) Liens in favor of Venture Lending & Leasing III, LLC, and
     (j) Liens which have been approved by Lender in writing prior to the Closing Date, including the following: CIT Commercial (Avaya phone system); Exchange Bank (office furniture); Cupertino National Bank (forklift); Bank of Petaluma (network cabling).
“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).
“Primary Operating Account” is set forth in Section 8 of Part 2 of the Supplement.
“Proceeds” means “proceeds,” as such term is defined in the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other forms of money or currency or other proceeds payable to any Borrower from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Borrower from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to any Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) any claim of any Borrower against third parties (i) for past, present or future infringement of any Copyright, Patent or Patent License or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.
“Qualified Public Offering” means the closing of a firmly underwritten public offering of any Borrower’s common stock with aggregate proceeds of not less than $20,000,000 (prior to underwriting expenses and commissions).
“Receivables” means all of Borrowers’ Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, and letters of credit and Letter of Credit Rights.
“Records” means all Borrowers’ computer programs, software, hardware, source codes and data processing information, all written documents, books, invoices, ledger sheets, financial information and statements, and all other writings concerning Borrower’s business.
“Related Person” means any Affiliate of any Borrower, or any officer, employee, director or equity security holder of any Borrower or any Affiliate.
“Rights to Payment” means all Borrower’s accounts, instruments, contract rights, documents, chattel paper and all other rights to payment, including, without limitation, the Accounts, all negotiable certificates of deposit and all rights to payment under any Patent License, any Trademark License, or any commercial or standby letter of credit.
“Securities Act” means the Securities Act of 1933, as amended.
“Security Documents” means this Loan and Security Agreement, the Supplement hereto, the Intellectual Property Security Agreement, and any and all account control agreements, collateral assignments, chattel mortgages, financing statements, amendments to any of the foregoing and other documents from time to time executed or filed to create, perfect or maintain the perfection of Lender’s Liens on the Collateral.
“Shares” means one hundred percent (100%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by Parent in any Subsidiary of Parent, including the other Borrowers.
“Subordinated Debt” means Indebtedness (i) approved by Lender and (ii) subordinated to the Obligations on terms and conditions acceptable to Lender, including without limiting the generality of the foregoing, subordination of such Indebtedness in right of payment to the prior payment in full of the Obligations, the subordination of the priority of any Lien at any time securing such Indebtedness to the Liens of Lender in the collateral covered thereby, and the subordination of the rights of the holder of such Indebtedness to enforce its junior Lien following an Event of Default hereunder pursuant to a written subordination agreement approved by Lender in its sole and good faith discretion.
“Subsidiary” means any Person a majority of the equity ownership or voting stock of which is at the time owned, directly or indirectly, by a Borrower or by one or more other Subsidiaries or by a Borrower and one or more other Subsidiaries.
“Supplement” means that certain supplement to the Loan and Security Agreement, as the same may be amended or restated from time to time, and any other supplements entered into among Borrowers and Lender, as the same may be amended or restated from time to time.
“Supporting Obligations” means any “supporting obligations,” as such term is defined in the UCC, now owned or hereafter acquired by any Borrower or in which any Borrower now holds or hereafter acquires any interest.
“Termination Date” has the meaning specified in the Supplement.
“Threshold Amount” has the meaning specified in the Supplement.
“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration now owned or hereafter acquired by any Borrower or in which any Borrower now holds or hereafter acquires any interest.
“Trademarks” means all of the following property now owned or hereafter acquired by any Borrower or in which any Borrower now holds or hereafter acquires any interest: (a) all trademarks, tradenames, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and (b) reissues, extensions or renewals thereof.
“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of California, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions. Unless otherwise defined herein, terms that are defined in the UCC and used herein shall have the meanings given to them in the UCC.
     11.2 Construction of Collateral Definitions. In the definition of Collateral and in all terms defined directly or indirectly within the definition of Collateral, all references to “Borrower” or “Borrower’s” shall be interpreted as referring to “any Borrower” or to “each Borrower,” as the context may require for purposes of any Loan Document, including any security agreement, charge registration or financing statement executed by any Borrower from time to time pursuant to this Agreement.

[Signature page to Loan and Security Agreement]
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
BORROWERS:

OCULUS INNOVATIVE SCIENCES, INC.
By:	/s/ Hojabr Alimi
	Name:	Hojabr Alimi
	Title:	President/CEO

OCULUS TECHNOLOGIES OF MEXICO, S.A. de C.V.
By:	/s/ Bruce Thornton
	Name:	Bruce Thornton
	Title:	VP Global Ops and Sales

OCULUS INNOVATIVE SCIENCES NETHERLANDS B.V.
By:	/s/ Bruce Thornton
	Name:	Bruce Thornton
	Title:	VP Global Ops and Sales

LENDER:

VENTURE LENDING & LEASING IV, INC.
By:	/s/ Ronald W. Swenson
	Name:	Ronald W. Swenson
	Title:	CEO

Schedules to Loan and Security Agreement
dated as of June 14, 2006
among
Oculus Innovative Sciences, Inc.
Oculus Technologies of Mexico, S.A. De C.V.
Oculus Innovative Sciences Netherlands B.V.
Co-Borrowers
and
Venture Lending & Leasing IV, Inc.
Lender

LSA 3.5 — Litigation, Claims, Proceedings
(1) A            former director and chief operating officer filed an action against Oculus in the Superior Court of the State of California, Sonoma County, alleging breach of employment contract. In the complaint, the plaintiff claims $300,000 and the right to purchase approximately 600,000 shares of the Company’s common stock at $0.75 per share. The Company has tendered the claims to the Company’s Employment Practice Liability insurance carrier, but it expects the insurance carrier to deny coverage to all or a portion of the claim.
(2) On March 14, 2006, the Company filed suit in the Northern District of California Federal Court against Nofil Corporation and Naoshi Kono, CEO of Nofil, for breach of contract, misappropriation of trade secrets and trademark infringement. The Company believes that Nofil Corporation violated key terms of both an exclusive purchase agreement and non-disclosure agreement by contacting and working with a potential competitor in Mexico.
(3) A company in Mexico filed a complaint against the Company and Oculus Mexico alleging infringement by the Company’s trademark Microcyn in Mexico. The Company has filed a registration for “Oculus Microcyn” with the Mexican authorities.
LSA 3.7 Subsidiaries
Parent owns 100% of the shares of Oculus Innovative Sciences Netherlands, B.V.
Parent owns 1% of the shares of Oculus Technologies of Mexico, C.A. de C.V.
Aquamed Technologies, Inc., a California corporation wholly-owned by Parent, owns 99% of the shares of Oculus Technologies of Mexico, C.A. de C.V.
LSA 3.11 — Title
(1) The Company licenses certain technology under six issued Japanese patents relating to Microcyn products and the Company’s proprietary super-oxidized water.
LSA 3.12(b)
(1) see disclosure in 3.5(3).

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LSA 5.1(b) — Dispute with governmental agency.
As a cautionary measure, the Company discloses that in its communications with the FDA, contrary to information previously received from the FDA, the FDA has suggested that an additional pivotal study could be required. If the additional study is required in connection with the pre-operative skin treatment trials. IF such additional trials are required, such trials could cost as much as $500,000. The matter is not a controversy or dispute but merely part of the regulatory clearance process.
LSA 5.1(d) — Change in locations
Notice is hereby given that the Company closed its Morelia, Mexico operations in September, 2005.
LSA 5.19(h) — Certain agreements on rights to payment
Notice is hereby given that the Company intends to take a non-cash accounting charge to write down any assets related to the termination of the Company’s relationship with Quimica Pasteur. The charge will be approximately $2.4 million.
Notice is hereby given that the Company, form time to time, exchanges product for inventory if the shelf-life of product held by customers/distributors drops below limits specified in the Company’s arrangement with the customer/distributor.
LSA 6.1(g) Indebtedness
Equipment line and notes payable
     In March of 2004, the Company obtained an equipment line of credit. The Company could borrow an amount not to exceed $1,000,000, available in minimum monthly installments of $50,000 until March 31, 2005, upon which the line expired. The Company was required to pledge fixed assets equal to the amount of each draw as collateral. In 2005, the Company made four draws on this line of credit for $494,000, $203,000, $181,000, $116,000 with effective interest rates of 13.5% and maturities of December 1, 2006, January 1, 2007, April 1, 2007, and May 1, 2007, respectively. All these loans are payable in 36 monthly installments with a 5% terminal payment due on maturity date. Associated with this line was short-term notes payable at March 31, 2005 and 2006 of $337,439 and $331,922. Additionally, associated with this line was long-term notes payable at March 31, 2005 and 2006 of $350,759 and $18,563, respectively. Also in connection with this line the Company issued 66,667 warrants to purchase preferred series A shares (Note 6).
     The Company had a note payable in the amount of $100,000 and which incurred interest at 8% with a final payment due on April 1, 2004. Associated with this note was short-term notes payable at March 31, 2005 and 2006 of $0 and $0 respectively. Additionally, associated with this note was long-term notes payable at March 31, 2005 and 2006 of $0 and $0 respectively. This note was associated with the financing of general operations. This note was paid in full in April, 2004.
     The Company had a note payable in the amount of $15,000 and which incurred interest at 8% with a final payment due on November 30, 2004. Associated with this note was short-term notes payable at March 31, 2005 and 2006 of $0 and $0 respectively. Additionally, associated with this note was long-term notes payable at March 31, 2005 and 2006 of $0 and $0 respectively. This note was associated with the financing of general operations. This note was paid in full in November, 2004.
     The Company had a note payable in the amount of $200,000 and which incurred interest at 8% with a final payment due on November 1, 2004. Associated with this note was short-term notes payable at March 31, 2005 and

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2006 of $0 and $0 respectively. Additionally, associated with this note was long-term notes payable at March 31, 2005 and 2006 of $0 and $0 respectively. This note was associated with the financing of general operations. This note was paid in full in November, 2004.
     The Company has a note payable in the amount of $64,086 and which incurred interest at 8% with a final payment due on December 31, 2009. The note payable was amended in February 2005 to $95,000 with a final payment date of December 31, 2005, contingent upon the Company receiving institutional funding of $15,000,000 by December 31, 2005. In the event institutional funding was not received the maturity date reverts back to December 31, 2009. The funding was not received and the maturity date reverted back to December 31, 2009. Associated with this note was short-term notes payable at March 31, 2005 and 2006 of $95,000 and $0 respectively. Additionally, associated with the note was long-term notes payable at March 31, 2005 and 2006 of $0 and $68,334 respectively. This note was established for services rendered by a consultant.
     The Company had a note payable in the amount of $91,073 and which incurred interest at 8% with a final payment due on January 1, 2010. Associated with this note was short-term notes payable at March 31, 2005 and 2006 of $16,171 and $17,316, respectively. Additionally, associated with this note was long-term notes payable at March 31, 2005 and 2006 of $72,673 and $56,811, respectively. This note was associated with the purchase of software, and was secured by the related software.
     The Company had a note payable in the amount of $44,102 and which incurred interest at 6% with a final payment due on March 2, 2010. Associated with this note was short-term notes payable at March 31, 2005 and 2006 of $7,754 and $8,319, respectively. Additionally, associated with this note was long-term notes payable at March 31, 2005 and 2006 of $36,348 and $27,444, respectively. This note was associated with the purchase of a company automobile, and was secured by the related automobile.
     The Company had a note payable in the amount of $158,063 and which incurred interest at 8.2% with a final payment due on January 1, 2007. Associated with this note was short-term notes payable at March 31, 2005 and 2006 of $0 and $130,513, respectively. Additionally, associated with this note was long-term notes payable at March 31, 2005 and 2006, of $0 and $0, respectively. This note was associated with the financing of company insurance premiums.
     The Company had a note payable in the amount of $26,928 and which incurred interest at 4.9% with a final payment due on February 14, 2011. Associated with this note was short-term notes payable at March 31, 2005 and 2006 of $0 and $4,890, respectively. Additionally, associated with this note was long-term notes payable at March 31, 2005 and 2006, of $0 and $21,756, respectively. This note was associated with the purchase of a company automobile, and was secured by the related automobile.
     The Company had a note payable in the amount of $19,661 and which incurred interest at 14.440% with a final payment due on March 14, 2011. Associated with this note was short-term notes payable at March 31, 2005 and 2006 of $0 and $2,664, respectively. Additionally, associated with this note was long-term notes payable at March 31, 2005 and 2006, of $0 and $16,997, respectively. This note was associated with the purchase of a company automobile, and was secured by the related automobile.
     The Company has outstanding obligations in the amount of $68,651.95 to Hansel-Prestige, Inc. in connection with the lease of a car. The Company makes installment pagyments that are scheduled to continue through May 2012.
     The Company has entered into various note agreements that expire over the next five years from March 31, 2006. Minimum payments for notes are as follows (in thousands):

For years ending March 31,
2007	$546
2008	63
2009	44

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For years ending March 31,
2010	109
2011	11

Total minimum maturity payments	773
Less: amounts representing interest	(58)

Present value of minimum maturity payments	714
Less: current portion	(504)

Long-term portion	$210

5

SUPPLEMENT
to the
Loan and Security Agreement
Dated as of June 14, 2006
among
Oculus Innovative Sciences, Inc.,
Oculus Technologies of Mexico S.A. de C.V., and
Oculus Innovative Sciences Netherlands B.V.
(each individually a “Borrower” and collectively “Borrowers”)
and
Venture Lending & Leasing IV, Inc. (“Lender”)

     This is a Supplement identified in the document entitled Loan and Security Agreement dated as of June 14, 2006, among Borrowers and Lender. All capitalized terms used in this Supplement and not otherwise defined in this Supplement have the meanings ascribed to them in Article 11 of the Loan and Security Agreement, which is incorporated in its entirety into this Supplement. In the event of any inconsistency between the provisions of that document and this Supplement, this Supplement is controlling. Execution of this Supplement by the Lender and Borrowers shall constitute execution of the Loan and Security Agreement.
     In addition to the provisions of the Loan and Security Agreement, the parties agree as follows:
Part 1. — Additional Definitions:
     “Average Expenses” means, as of any date of determination, an amount equal to the quotient of (i) the aggregate dollar amount of operating and other expenses paid (excluding non-cash expenses, amortization, depreciation, and deferred rent) by Borrowers during each of the four (4) full calendar months most recently ended prior to such date of determination, divided by (ii) four (4). For the avoidance of doubt, “Average Expenses” shall exclude extraordinary expenses related to the closure (prior to the date hereof) of the business in Mexico (including accounting and legal expenses) and extraordinary expenses related to Parent’s initial public offering process.
     “Borrowing Base” means, as of any date of determination, a dollar amount equal to the sum of (A) eighty percent (80%) of the sum of Eligible Accounts Receivable with respect to which the principal place of business and chief executive office of the account debtor obligated thereon is located within the United States of America, plus (B) sixty percent (60%) of the sum of Eligible Accounts Receivable with respect to which the principal place of business and chief executive office of the account debtor obligated thereon is located outside the United States of America, including where the account debtor is the Mexican Ministry of Health, and amounts available for drawing by any Borrower as beneficiary under letters of credit issued by foreign banks.
     “Borrowing Base Certificate” is defined in Section 2(c) of Part 2 of this Supplement.
     “Cash Equivalents” means, as of any date of determination, the following assets or rights of Borrowers: (i) marketable direct obligations issued or unconditionally guaranteed by the United States government having maturities of not more than 12 months from the date of acquisition; (ii) domestic certificates of deposit and time deposits having maturities of not more than 12 months from the date of acquisition, and overnight bank deposits, in each case issued by a commercial bank organized under the laws of the United States or any state thereof which at the time of acquisition are rated A-1 or better by Standard & Poor’s Corporation (or equivalent), and not subject to any offset rights in favor of such bank arising from any banking relationship with such bank; and (iii) commercial paper which at the time of acquisition is rated A-1 or better by Standard & Poor’s Corporation (or equivalent), and Floating Rate Preferred issues which at the time of acquisition is rated AAA or better.
     “Combined Working Capital Loans” means, as of any date of determination, the aggregate outstanding principal balance of all Working Capital Loans advanced by Lender hereunder.

     “Commitment": Subject to the terms and conditions set forth in the Loan and Security Agreement and this Supplement, Lender commits to make:
(i)	Growth Capital Loans to Borrowers up to the aggregate original principal amount of Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000) for general corporate purposes (the “Growth Capital Loan Commitment"),

(ii)	Equipment Loans to Borrowers up to the aggregate original principal amount of One Million Dollars ($1,000,000.00) to finance the acquisition of Eligible Equipment and Soft Costs (the “Equipment Loan Commitment"). As a sub-facility of the Equipment Loan Commitment, Lender commits to make Soft Cost Loans to Borrowers in an aggregate original principal amount not to exceed One Million Dollars ($1,000,000.00), i.e., the entire amount of the Equipment Loan Commitment without duplication (the “Soft Cost Loan Sublimit"); and

(iii)	Working Capital Loans to Borrowers up to the aggregate original principal amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) for working capital financing (the “Working Capital Loan Commitment").
     As used herein, the term “Commitment” shall mean the Equipment Loan Commitment, the Growth Capital Loan Commitment, the Working Capital Loan Commitment, or any combination or all of them, as the context requires; and Equipment Loans, Soft Cost Loans, Growth Capital Loans, and Working Capital Loans are sometimes referred to herein individually as a “Loan” or collectively as “Loans”.
     “Designated Rate": The Designated Rate for each Loan shall be a fixed rate of interest per annum equal to the Prime Rate as published on the Business Day on which Lender prepares the Note for such Loan following Borrowers’ submission of the Borrowing Request for such Equipment Loan, plus one-half of one percent (0.50%); provided, however, that in no event shall the Designated Rate for a Loan be less than eight percent (8.00%).
     “Eligible Accounts Receivable” means an Account which meets each of the following requirements: (i) arises in the ordinary course of Borrowers’ business (which shall be deemed to include government contracts); (ii) upon which Borrowers’ right to payment is absolute, subject to Borrowers’ standard terms and conditions, and not contingent on the fulfillment of any conditions (other than customary conditions such as acceptance by the obligor and final payment due upon acceptance; provided that aggregate contingent payments shall equal no more than twenty percent (20%) of the value of the Accounts); (iii) against which there has not been asserted any defense, offset or discount; (iv) is owned by Borrower free and clear of Liens except for Permitted Liens; (v) is not more than 90 days past due; and (vi) the principal place of business and chief executive office of the account debtor obligated thereon is located within the United States or in a foreign jurisdiction approved by Lender, or the account debtor is the Mexican Ministry of Health or a foreign bank as issuer of a letter of credit issued for the benefit of Borrower.
     “Eligible Equipment” means manufacturing equipment, computer equipment, lab and shop equipment, test equipment, office equipment and other standard hardware approved by Lender in writing and that is not the subject of a license agreement(s) between Borrower and any Person.
     “Equipment Loan” means any Loan requested by Borrowers and funded by Lender to finance Borrowers’ acquisition or carrying of specific items of Eligible Equipment.
     “Final Payment": Each Equipment Loan and Soft Cost Loan shall have a Final Payment equal to six and 581/1000 percent (6.581%) of the original principal amount of such Loan. Each Growth Capital Loan and each Working Capital Loan shall have a Final Payment equal to six and 59/1000 percent (6.059%) of the original principal amount of such Loan.
     “Growth Capital Loan” means any Loan requested by Borrowers and funded by Lender under the Growth Capital Loan Commitment for general working capital purposes of Borrowers.

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     “Prime Rate” means the “prime rate” of interest, as published from time to time by The Wall Street Journal in the “Money Rates” section of its Western Edition newspaper.
     “Soft Costs” “ means, with respect to amounts to be financed hereunder with proceeds of a Soft Cost Loan, Borrowers’ costs of acquiring or licensing non-standard equipment (not otherwise approved by Lender as Eligible Equipment). Equipment located outside of the United States, perpetual software license fees, tenant improvements and other items of personal property approved in writing by Lender.
     “Soft Cost Loan” means any Loan requested by Borrowers and funded by Lender to finance Soft Costs.
     “Termination Date": The Termination Date of a Commitment means the earlier of:
(i)	the date Lender may terminate making Loans or extending other credit pursuant to the rights of Lender under Article 7 of the Loan and Security Agreement, or

(ii)	(A) with respect to the Growth Capital Loan Commitment, June 16, 2006,

(B) with respect to the Equipment Loan Commitment, December 31, 2006, or

(C) with respect to the Working Capital Loan Commitment, December 31, 2006, provided however, that to the extent that there remains an unfunded portion of Working Capital Loan Commitment on December 31, 2006, Borrowers may continue to draw upon up to $500,000 of the unfunded portion of the Working Capital Loan Commitment through March 31, 2007.
     “Unrestricted Cash” means, as of any date of determination, Borrowers’ cash on hand and Cash Equivalents which are not subject to a Lien of any Person other than Lender.
     “Working Capital Loan” means any Loan requested by Borrowers and funded by Lender for general working capital purposes of Borrowers.
     “Working Capital Loan Coverage Ratio” means, as of any date of determination, the ratio of the (a) Borrowing Base to (b) the Combined Working Capital Loans.
     “Threshold Amount": Seventy-Five Thousand Dollars ($75,000.00).
Part 2. — Additional Covenants and Conditions:
     1.     Limitation on Loans; Use of Proceeds.
          (a)     Equipment Loan Facility and Soft Cost Loan Sub-facility. Subject to the terms and conditions of the Loan and Security Agreement:
               (i)     Equipment Loans. Lender agrees to make Equipment Loans to Borrowers from time to time from the Closing Date and to and including the Termination Date in an aggregate original principal amount up to but not exceeding the lesser of (A) the then unfunded portion of the Equipment Loan Commitment, and (B) an amount equal to 100% of the amount paid or payable by Borrowers to a manufacturer, vendor or dealer who is not an Affiliate of Borrowers for each item of Eligible Equipment being financed with the proceeds of such Loan as shown on an invoice therefor (excluding any commissions and any portion of the amount invoiced which relates to servicing of the Eligible Equipment, delivery, freight and installation charges or sales taxes payable upon acquisition) (“Original Cost”). Notwithstanding the foregoing, no item of Eligible Equipment shall be eligible to be financed with the proceeds of an Equipment Loan if such item was acquired or first placed in service by Borrowers earlier than 90 days prior to the Borrowing Date of such Equipment Loan; provided, however, that so long as the Borrowing Date of the initial Equipment Loan occurs prior to June 30, 2006, Borrowers may finance Eligible Equipment acquired or first placed in service after July 1, 2005, at Original Cost.

3

               (ii)     Soft Cost Loans. Lender agrees to make Soft Cost Loans to Borrowers from time to time from the Closing Date and to and including the Termination Date in an aggregate original principal amount up to but not exceeding the lowest of (A) the then unfunded portion of the Equipment Loan Commitment; (B) the then unfunded portion of the Soft Cost Loan Sublimit; and (C) an amount equal to 100% of the Soft Costs proposed to be financed under the related Borrowing Request. Notwithstanding the foregoing, no item of Soft Costs shall be eligible to be financed with the proceeds of a Soft Cost Loan if such Soft Cost was first expended or incurred by Borrowers earlier than 90 days prior to the Borrowing Date of such Soft Cost Loan; provided, however, that so long as the Borrowing Date of the initial Soft Cost Loan occurs prior to June 30, 2006, Borrowers may finance Soft Costs incurred, acquired or first placed in service after July 1, 2005, at Original Cost subject to Lender’s approval of such Soft Costs.
               (iii)     Location of Equipment. All Eligible Equipment financed hereunder shall be located at all times at Parent’s principal place of business in Petaluma, California, or such other place of business located within the United States as may be consented to by Lender in writing.
          (b)     Growth Capital Loans.
               (i)     Growth Capital Loan Facility. Subject to the terms and conditions of the Loan and Security Agreement and the Supplement, Lender agrees to make Growth Capital Loans to Borrowers at any time from and after the Closing Date up to and including the Termination Date in an aggregate original principal amount up to but not exceeding the Growth Capital Loan Commitment.
               (ii)     Use of Proceeds. The proceeds of the Growth Capital Loan shall not be restricted and may be used by Borrowers for general corporate and operating purposes.
          (c)     Working Capital Loans; Mandatory Prepayment to Comply with Coverage Ratio. Subject to the terms and conditions of the Loan and Security Agreement and this Supplement, Lender agrees to make Working Capital Loans to Borrowers from time to time from the Closing Date and to and including the Termination Date in an aggregate original principal amount up to but not exceeding the lesser of (i) the Borrowing Base, and (ii) then unfunded portion of Lender’s Working Capital Loan Commitment.
               (i)     Borrowing Base Limitation; Mandatory Prepayment. At all times after the initial Working Capital Loan is advanced, Borrowers shall maintain a Working Capital Loan Coverage Ratio of not less than 1.0 to 1.0 (provided that failure to maintain such ratio shall not, by itself, constitute an Event of Default). No later than five (5) days after the end of each month, Borrowers shall deliver to Lender a certificate of the chief financial officer or other authorized representative of Parent substantially in the form of Exhibit “D” to this Supplement (“Borrowing Base Certificate"), setting forth a calculation of the Working Capital Loan Coverage Ratio. Subject to Section 1(c)(ii) below, if as of such date of determination the Working Capital Loan Coverage Ratio is less than 1.0 to 1.0, then Borrowers shall immediately prepay outstanding principal of Working Capital Loans in an amount necessary to restore compliance with such Ratio, without premium or penalty. Such mandatory principal prepayments shall be applied to the most remote installments of such Loans so that the dollar amounts of previously scheduled monthly payments remains unchanged and the outstanding Loans are repaid sooner.
               (ii)     Catch-Up Provision. Notwithstanding anything to the contrary in Section 1(c)(i) above, if as of the end of any month that the Working Capital Loan Coverage Ratio is less than 1.0 to 1.0, and if as of such date of determination no Event of Default has occurred and is continuing, then Borrowers may, without penalty, delay prepaying the Loans as required by Section 1(c)(i) above for up to 30 days after the date on which the related Borrowing Base Certificate was or should have been delivered. If as of the end of such 30-day period the Borrowing Base has not increased in a sufficient amount to restore compliance with the Working Capital Loan Coverage Ratio, then pursuant to Section 1(c)(i) above Borrowers shall immediately prepay, in cash, outstanding principal of Working Capital Loans in an amount necessary to restore compliance with the Working Capital Loan Coverage Ratio as of the end of the most recent month-end. Such mandatory principal prepayments shall be applied to the most remote installments of such Loans so that the dollar amounts of previously scheduled monthly payments remains unchanged and the outstanding Loans are repaid sooner.

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          (d)     Minimum Funding Amount. Except to the extent the remaining Commitment is a lesser amount each Loan or Loans requested by Borrowers to be made on a single Business Day shall be for a minimum aggregate principal amount of One Hundred Thousand Dollars ($100,000). Borrowers shall not submit a Borrowing Request more frequently than once each month, provided that a Borrowing Request may request more than one type of Loan.
          (e)     Repayment of Loans.
               (i)     Repayment of Equipment and Soft Cost Loans. Principal of and interest on each Equipment Loan and each Soft Cost Loan shall be payable as set forth in the Note (substantially in the form of Exhibit “A-1”) evidencing such Loan, which Note shall provide substantially as follows. Principal and interest at the Designated Rate shall be fully amortized over a period of 32 months in equal, monthly installments. In particular, on the Borrowing Date applicable to the Loan evidenced by such Note, Borrowers shall pay to Lender (i) if the Borrowing Date is not the first day of the month, interest only at 1.00% per month, in advance, on the principal balance of the Loan evidenced by such Note, for the period from such Borrowing Date through the last day of the calendar month in which such Borrowing Date occurs, and (ii) the first amortization installment of principal and interest. Commencing on the first day of the second full month after the Borrowing Date, and continuing on the first day of each consecutive calendar month thereafter, principal and interest at the Designated Rate shall be payable, in advance, in thirty-one (31) equal consecutive monthly installments. Borrowers shall pay the Final Payment one month later. The rates for each Equipment Loan and each Soft Cost Loan will be determined prior to funding and shall be fixed for the term of each such Loan. The payment factors for the amortizing payments are based on a Prime Rate of 7.50% (the “Base Rate") and will be indexed so that the all in yield (inclusive of any interest-only and Final Payments) of the Loan shall be increased or decreased by any change in the Prime Rate from the Base Rate, subject to a minimum Prime Rate of 7.50%.
               (ii)     Repayment of Growth Capital Loans. Principal of and interest on each Growth Capital Loan shall be payable as set forth in the Note, substantially in the form attached hereto as Exhibit “A-2”, evidencing such Loan, which Note shall provide substantially as follows. Principal and interest at the Designated Rate shall be fully amortized over a period of 30 months in equal, monthly installments, commencing after an initial 2 and one-half months period of interest-only monthly payments which shall commence on June 15, 2006. In particular, if the Borrowing Date is on June 15, 2006, then on that date Borrowers shall pay to Lender a first (1st) interest-only installment at a rate of 1.00% per month on the outstanding principal balance of the Note for the period from June 15, 2006 through June 30, 2006. If the Borrowing Date is prior to June 15, 2006, then on the first day of the first full calendar month after such Borrowing Date, Borrowers shall pay to Lender interest only at a rate of 1.00% per month on the outstanding principal balance of the Loan for the period from such Borrowing Date through June 30, 2006. Commencing on July 1, 2006 after the Borrowing Date, and continuing on August 1, 2006, Borrowers shall pay interest only, in advance, at a rate of 1.00% per month on the outstanding principal balance of the Note for the ensuing month. Commencing on September 1, 2006, and continuing on the first day of each consecutive calendar month thereafter, principal and interest shall be payable, in advance, in thirty (30) equal consecutive installments in an amount sufficient to fully amortize the Loan evidenced by such Note. Borrowers shall pay the Final Payment on each Loan within 30 days of the last amortization payment. The payment factors for the amortizing payments are based on a Prime Rate of 7.50% (the “Base Rate") and will be indexed so that the all in yield (inclusive of any interest-only and Final Payments) of the Loan shall be increased or decreased by any change in the Prime Rate from the Base Rate, subject to a minimum Prime Rate of 7.50%.
               (iii)     Repayment of Working Capital Loans. Principal of and interest on each Working Capital Loan shall be payable as set forth in the Note, substantially in the form attached hereto as Exhibit “A-3”, evidencing such Loan, which Note shall provide substantially as follows. Principal and interest at the Designated Rate shall be fully amortized over a period of 30 months in equal, monthly installments, commencing after an initial 3-month period of interest-only monthly payments. In particular, if the Borrowing Date is the first day of the month, then on that date Borrowers shall pay to Lender a first (1st) interest-only installment at a rate of 1.00% per month on the outstanding principal balance of the Note for the ensuing month; and if the Borrowing Date is not the first day of the month, then on the first day of first full calendar month after such Borrowing Date, Borrowers shall pay to Lender interest only at a rate of 1.00% per month on the outstanding principal balance of the Loan for the period from such Borrowing Date through the last day of the calendar month in which such Borrowing Date

5

occurs. Commencing on the first day of the second full month after the Borrowing Date, and continuing on the first day of each of the next two succeeding months, Borrowers shall pay interest only, in advance, at a rate of 1.00% per month on the outstanding principal balance of the Note for the ensuing month. Commencing on the first day of the fourth (4th) full calendar month after the Borrowing Date, and continuing on the first day of each consecutive calendar month thereafter, principal and interest shall be payable, in advance, in thirty (30) equal consecutive installments in an amount sufficient to fully amortize the Loan evidenced by such Note. Borrowers shall pay the Final Payment on each Loan within 30 days of the last amortization payment. The payment factors for the amortizing payments are based on a Prime Rate of 7.50% (the “Base Rate") and will be indexed so that the all in yield (inclusive of any interest-only and Final Payments) of the Loan shall be increased or decreased by any change in the Prime Rate from the Base Rate, subject to a minimum Prime Rate of 7.50%.
          (f) Additional Condition Precedent to Loans in Excess of $4,000,000. In addition to the satisfaction of all the other conditions precedent specified in Sections 4.1 and 4.2 of the Loan and Security Agreement, Lender’s obligation to fund any Equipment, Soft Cost or Working Capital Loan once Lender has advanced $4,000,000 in aggregate original principal amount of Loans (of any type) is subject to the completion by Parent’s auditors, Marcum & Kliegman LLP, of its audit of Borrowers’ 2006 financial reporting year without a “going concern” qualification.
     2.     Voluntary Prepayment. No Loan may be prepaid voluntarily except as provided in this Section. Borrowers may voluntarily prepay all Loans in whole but not in part at any time by tendering to Lender cash payment in respect of such Loans in an amount equal to the sum of: (i) all accrued and unpaid Basic Interest on each such Loan as of the date of prepayment; (ii) the undiscounted Final Payment on each such Loan; and (iii) an amount equal to the undiscounted, total amount of all installment payments of principal and Basic Interest that would have accrued and been payable from the date of prepayment through the stated Maturity Date of each Loan had it remained outstanding and been paid in accordance with the terms of the related Note.
     3.     Special Provisions Relating to Lien on Intellectual Property; Scope of Collateral Security for Loans; Negative Pledge on Intellectual Property.
          (a)     Initial Exclusion of IP from “Collateral.” In reliance on Borrowers’ covenant in Section 6.2 of the Loan and Security Agreement to keep all of their Intellectual Property assets free and clear of Liens other than as set forth in Section 6.2, Lender has agreed, subject to the provisions of this Supplement, to exclude Intellectual Property from the Collateral over which each Borrower has granted to Lender a Lien to secure the Obligations; provided that Collateral shall include Accounts and General Intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the Intellectual Property (the “IP Rights to Payment"); and further provided, that if at any time while the Obligations are outstanding a judicial authority (including a U.S. Bankruptcy Court) determines that a security interest in intellectual property is necessary to the creation or perfection of Lender’s Lien in the IP Rights to Payment, then the Collateral shall automatically, retroactive to the Closing Date, include the Intellectual Property solely to the extent necessary to permit perfection of Lender’s security interest in the IP Rights to Payment. Consistent with the foregoing, notwithstanding anything to the contrary in Section 2.10 of the Loan and Security Agreement, or in the definition of “Collateral” or elsewhere in Article 11 of the Loan and Security Agreement, Borrower’s initial grant and the perfection of security interests in its assets as security for the Obligations and the definition of “Collateral” shall be limited to the following:
“Collateral” means all of Borrowers’ right, title and interest in and to the following property, whether now owned or hereafter acquired and wherever located: (a) all Receivables; (b) all Equipment; (c) all Fixtures; (d) all General Intangibles (subject to the exclusion described below with respect to Intellectual Property); (e) all Inventory; (f) all Investment Property; (g) all Deposit Accounts; (h) all other Goods and personal property of Borrowers (subject to the exclusion described below with respect to Intellectual Property), whether tangible or intangible and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrowers and wherever located; (i) all Records; and (j) all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the

6

foregoing. Notwithstanding the foregoing, the Collateral shall not include Intellectual Property; provided, however, that the Collateral shall include all Accounts and General Intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the Intellectual Property (the “IP Rights to Payment"); provided, further, that if at any time while the Obligations are outstanding a judicial authority (including a U.S. Bankruptcy Court) determines that a security interest in the intellectual property is necessary to the creation or perfection of Lender’s Lien in the IP Rights to Payment, then the Collateral shall automatically, retroactive to the Closing Date, include the Intellectual Property solely to the extent necessary to permit perfection of Lender’s security interest in the IP Rights to Payment.
          (b)     IP Lien Upon Reduced Liquidity; Release of IP Lien Upon Equity Funding. Borrowers agree that if at any time its Unrestricted Cash is less than 600% of Average Expenses, then the definition of Collateral in Article 11 of the Loan and Security Agreement shall be amended automatically and immediately, without any further action or writing required by the parties, to read as stated in Article 11 of the Loan and Security Agreement without reference to Section 4(a) above, such that all of Borrowers’ Intellectual Property then owned and thereafter arising or acquired becomes part of the Collateral for all purposes of the Loan and Security Agreement. In connection therewith: (A) Lender may file an amendment to its UCC-1 financing statement to reflect the broader scope of the Collateral to cover Intellectual Property; (B) Borrowers shall execute and deliver, at Borrowers’ sole cost and expense, all documents and instruments reasonably necessary to perfect such Lien, including an Intellectual Property Security Agreement, substantially the form attached hereto as Exhibit “E”; and (C) Lender shall have verified by customary lien searches that upon filing such amendment to its financing statement and other perfection documents Lender will have a perfected Lien of first priority against all Intellectual Property Collateral subject only to Permitted Liens. If after the Lien upon the Borrowers’ Intellectual Property in favor of the Lender has been put in place, Parent completes one or more rounds of equity financing (including convertible, subordinated debt) from which Parent receives aggregate proceeds of at least $10 million, then so long no Event of Default has occurred and is then continuing, Lender agrees upon written request of Parent to partially release its Lien with respect to that portion of the Collateral consisting of Intellectual Property, and upon such partial release of Lien the provisions of Section 3(a) above shall become applicable.
     4.     Subordination of Funded Debt. During the term of the Loan and Security Agreement and until performance of all Obligations to Lender, Borrowers shall not incur or permit to exist any Indebtedness for borrowed money (excluding Indebtedness permitted under Section 6.1 of the Loan and Security Agreement), unless (a) approved by Lender and (b) where the holder’s right to repayment of such Indebtedness, the priority of any Lien on the Collateral securing the same, and the rights of the holder thereof to enforce remedies against Borrowers following default have been made subordinate to the Liens of Lender and the prior payment of the Obligations to Lender under the Loan Documents pursuant to a written subordination agreement approved by Lender in its sole discretion, which agreement may provide that regularly scheduled payments of accrued interest on such subordinated Indebtedness may be paid by Borrowers and retained by the holder so long as no Event of Default has occurred and is continuing. Notwithstanding the foregoing, if Parent (a) has successfully concluded an initial public offering of its common stock, and (b) Borrowers’ have Unrestricted Cash greater than two times the aggregate principal amount of outstanding Loans from Lender, Borrowers may enter into additional credit facilities with third parties upon the prior written consent of Lender, which shall not be unreasonably withheld.
     5.     Factoring of Mexican Ministry of Health Accounts Receivables. The portion of the Collateral consisting of Mexican Ministry of Health accounts receivable owed to Oculus Technologies of Mexico S.A. de C.V. shall be included in the Borrowing Base (to the extent that such accounts receivable otherwise satisfy each of the elements of the definition of Eligible Accounts Receivable) until such time as Oculus Technologies of Mexico S.A. de C.V. enters into an agreement with NAFINSA for the factoring of a portion of such accounts receivable. Subsequent to the effective date of such agreement, such portion of the accounts receivable factored to NAFINSA shall not be deemed to be Eligible Accounts Receivable for purposes of calculation of Borrowing Base.
     6.     Issuance of Warrant to Lender. As additional consideration for the making of the Commitment, Lender has earned and is entitled to receive immediately upon the execution of the Loan and Security Agreement and this Supplement, a warrant instrument issued by Parent substantially the form attached hereto as Exhibit “E” (the

7

“Warrant"), exercisable for 215,000 of fully paid and nonassessable shares of Parent’s Series B convertible preferred stock (“Preferred Stock”) at an initial exercise price per share of $4.50 per share, provided, however, if Parent does not complete an initial public offering of its common stock (“IPO”) prior to March 31, 2007, then the initial exercise price per share shall be adjusted to 75% of either the Next Round Price, as defined in the Warrant, or a subsequent IPO completed after March 31, 2007 (the “Stock Purchase Price”). The Warrant shall be immediately vested and exercisable with respect to such shares.
          In addition thereto, Lender shall be entitled to purchase under the Warrant at the Stock Purchase Price up to 85,000 additional fully paid and nonassessable shares of the Parent’s Preferred Stock pro rata with the aggregate original principal amount of all Loans advanced by Lender (the “Additional Shares”). (For example, if Borrowers draw $1,000,000 of the $5,000,000 Commitment, Lender will be entitled to purchase an additional 17,000 Additional Shares, calculated as follows: 1,000,000/5,000,000=.20*85,000 shares=17,000 shares). The Additional Shares shall vest pro rata upon each advance by the Lender of a Loan to Borrowers.
The Warrant shall include piggyback and S-3 registration rights, anti-dilution protections and other rights and protections equivalent to those rights and protections granted to the holders of the series of preferred stock for which the Warrant is exercisable, and shall remain exercisable beyond any public offering of Parent’s securities or merger transaction, and shall not be subject to any “pay to play” provisions in Parent’s charter documents. The Warrant shall be exercisable at any time and from time to time through March 31, 2017. Parent acknowledges that Lender has assigned its rights to receive the Warrant to its parent, Venture Lending & Leasing IV, LLC; in connection therewith, Parent shall issue the Warrant directly to Venture Lending & Leasing IV, LLC. Lender shall furnish to Parent a copy of the agreement in which Lender assigned the Warrant to Venture Lending & Leasing IV, LLC.
     7.     Completion of Due Diligence; Payment and Disposition of Commitment Fee. As an additional condition precedent under Section 4.1 of the Loan and Security Agreement, Lender shall have completed to its satisfaction its due diligence review of Borrowers’ business and financial condition and prospects, and Lender’s credit committee shall have approved the Commitment. If this condition is not satisfied, Lender shall refund to Borrowers the Twenty-Five Thousand Dollar ($25,000.00) commitment fee previously paid to Lender on account of the Commitment. Lender agrees that with respect to each Loan advanced, on the Borrowing Date applicable to such Loan, Lender shall credit against the payments due from Borrowers on such date in respect of such Loan an amount equal to the product of Twenty-Five Thousand Dollars ($25,000.00) and a fraction the numerator of which is the principal amount of such Loan and the denominator of which is Five Million Dollars ($5,000,000.00), until the aggregate amount of such credits equals but does not exceed Twenty-Five Thousand Dollars ($25,000.00).
     8.     Debits to Account for ACH Transfers. For purposes of Section 2.2 and 5.10 of the Loan and Security Agreement, Borrower’s Primary Operating Account is:
Cupertino National Bank
3 Palo Alto Square, Suite 150
Palo Alto, CA 94306
Account No.: 3115895
Routing No.: 121141534 — for credit to Greater Bay Bank, Account # 3115895
Contact: Tod Racine Tel: 650-813-3800
Loans will be advanced to the account specified above and payments will be automatically debited from the same account.
Part 3. — Additional Representations:
     Borrowers represent and warrant that as of the Closing Date and each Borrowing Date:

a)	Its chief executive office is located at:

	(i)	Parent: 1129 North McDowell Blvd., Petaluma, CA 94954

8

	(ii)	Oculus Technologies of Mexico S.A. de C.V.: Industria Vidriera 81

Fracc Industrial Zapopan Norte, Zapopan, Jalisco, México, 45130

	(iii)	Oculus Innovative Sciences Netherlands B.V.:
Nusterweg 123, 6136 KT Sittard, P.O. Box 5056, 6130 PB Sittard, The Netherlands

b)	Its Equipment is located at:

	(i)	Parent: 1129 North McDowell Blvd., Petaluma, CA 94954

	(ii)	Oculus Technologies of Mexico S.A. de C.V.: Industria Vidriera 81

Fracc Industrial Zapopan Norte, Zapopan, Jalisco, México, 45130

Oculus Innovative Sciences Netherlands B.V.: Nusterweg 123, 6136 KT
Sittard, P.O. Box 5056, 6130 PB Sittard, The Netherlands

c)	Its Records are located at:

	(i)	Parent: 1129 North McDowell Blvd., Petaluma, CA 94954

	(ii)	Oculus Technologies of Mexico S.A. de C.V.: Industria Vidriera 81

Fracc Industrial Zapopan Norte, Zapopan, Jalisco, México, 45130

	(ii)	Oculus Innovative Sciences Netherlands B.V.:
Nusterweg 123, 6136 KT Sittard, P.O. Box 5056, 6130 PB Sittard, The Netherlands

d)	Its Inventory is located at various distributor warehouse sites and at the Borrowers’ premises, as referenced below:

	(i)	Parent: 1129 North McDowell Blvd., Petaluma, CA 94954

	(ii)	Oculus Technologies of Mexico S.A. de C.V.: Pedro Martinez Rivas 861

Parque Industrial Belenes Norte, Zapopan, Jalisco, México, 45150

	(iii)	Oculus Innovative Sciences Netherlands B.V.: Nusterweg 123, 6136 KT Sittard, P.O. Box 5056, 6130 PB Sittard, The Netherlands

e)	In addition to its chief executive office, Borrowers maintain offices or operates its business at the following locations:
Aquamed Technologies
1129 N. McDowell Blvd.
Petaluma, CA 94954
USA
MicroMed Laboratories, Inc.
1129 N. McDowell Blvd.
Petaluma, CA 94954
USA
L3 Pharmaceuticals, Inc.
1129 N. McDowell Blvd.
Petaluma, CA 94954
USA
Oculus Technologies of Mexico S.A. de C.V.
Industria Vidriera 81
Fracc Industrial Zapopan Norte
Zapopan, Jalisco
México
45130 (manufacturing and adminsitration)

9

Pedro Martinez Rivas 861
Parque Industrial Belenes Norte
Zapopan, Jalisco
México
45150 (warehouse)
Oculus Innovative Sciences Netherlands B.V.
Nusterweg 123
6136 KT Sittard
P.O. Box 5056
6130 PB Sittard
The Netherlands
f)	Other than its full corporate name, Parent has conducted business using the following trade names or fictitious business names: Micromed Laboratories

g)	Parent’s Federal Tax I.D. number is: 680423298

h)	Parent’s California state corporation I.D. number is: C2160639

i)	Parent is a majority owner of or in a control relationship with the following business entities:
Aquamed Technologies
1129 N. McDowell Blvd.
Petaluma, CA 94954
USA
MicroMed Laboratories, Inc.
1129 N. McDowell Blvd.
Petaluma, CA 94954
USA
(corporation formed but shares not yet issued)
L3 Pharmaceuticals, Inc.
1129 N. McDowell Blvd.
Petaluma, CA 94954
USA
(corporation formed but shares not yet issued)
Oculus Technologies of Mexico S.A. de C.V.
Industria Vidriera 81
Fracc Industrial Zapopan Norte
Zapopan, Jalisco
México
45130 [to be clarified]
Oculus Innovative Sciences Netherlands B.V.
Nusterweg 123
6136 KT Sittard
P.O. Box 5056
6130 PB Sittard
The Netherlands

10

i) Borrower’s Other Deposit and Investment Accounts: Including Borrower’s Primary Operating Account identified in Section 8 of Part 2 above, Borrowers maintain the following other deposit and investment accounts located within the United States:
______________________________________________________
Merrill Lynch
600 California Street, 8th Floor San Francisco, CA 94108
Mellon Bank N.A. One Mellon Bank Center, Pittsburgh, PA 15258
ABA# 043000261
For Credit to Merrill Lynch, Account 1011730
For further credit to Oculus Innovative Sciences Acct 6CA-07225
David Bell
415-955-3700
Financial Advisor
6CA-07225
Part 4. — Additional Loan Documents:

Form of Note for Equipment and Soft Cost Loans	Exhibit “A-1”
Form of Note for Growth Capital Loans	Exhibit “A-2”
Form of Note for Working Capital Loans	Exhibit “A-3”
Form of Borrowing Request	Exhibit “B”
Form of Compliance Certificate	Exhibit “C”
Form of Borrowing Base Certificate	Exhibit “D”
Form of Intellectual Property Security Agreement	Exhibit “E”
Form of Warrant	Exhibit “F”
Form of Landlord Waiver	Exhibit “G”
Form of Legal Opinion	Exhibit “H”
[Signature Page Follows]

11

     IN WITNESS WHEREOF, the parties have executed this Supplement as of the date first above written.

BORROWERS:
OCULUS INNOVATIVE SCIENCES, INC.
By:	/s/ Hojabr Alimi
	Name:	Hojabr Alimi
	Title:	President/CEO

Address for Notices:	Attn: General Counsel
1129 North McDowell Blvd., Petaluma, CA 94954
Fax #: (707) 283-0551

OCULUS TECHNOLOGIES OF MEXICO S.A. DE C.V.
By:	/s/ Bruce Thornton
	Name:	Bruce Thornton
	Title:	VP Global Ops and Sales

Address for Notices:	Attn: General Counsel, Oculus Innovative Sciences, Inc.
1129 North McDowell Blvd., Petaluma, CA 94954
Fax #: (707) 283-0551

OCULUS INNOVATIVE SCIENCES NETHERLANDS B.V.
By:	/s/ Bruce Thornton
	Name:	Bruce Thornton
	Title:	VP Global Ops and Sales

Address for Notices:	Attn: General Counsel, Oculus Innovative Sciences, Inc.
1129 North McDowell Blvd., Petaluma, CA 94954
Fax #: (707) 283-0551

Copy of any Notice to Borrowers:	Attn: Sylvia K. Burks
Pillsbury Winthrop Shaw Pittman LLP
2475 Hanover Street, Palo Alto, CA 94304-1114
Fax: (650) 233 4545

LENDER:

VENTURE LENDING & LEASING IV, INC.
By:	/s/ Ronald W. Swenson
	Name:	Ronald W. Swenson
	Title:	CEO

Address for Notices:	Attn: Chief Financial Officer
2010 North First Street, Suite 310
San Jose, California 95131
Fax #: (408) 436-8625

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EXHIBIT “A-1"
FORM OF PROMISSORY NOTE
[Equipment and Soft Cost Loans]
[Note No. X-XXX]

$_____________	_______________, 200___ San Jose, California

     Each of the undersigned (“Borrowers”) jointly and severally promises to pay to the order of VENTURE LENDING & LEASING IV, INC., a Maryland corporation (“Lender”), at its office at 2010 North First Street, Suite 310, San Jose, California 95131, or at such other place as Lender may designate in writing, in lawful money of the United States of America, the principal sum of _________________________ Dollars ($____________), with Basic Interest thereon (except as otherwise provided herein) from the date hereof until maturity, whether scheduled or accelerated, at a fixed rate per annum equal to [the Prime Rate on the Business Day Lender prepares the Note plus 0.50%, but in no event less than 8.00%; (the “Designated Rate”), and a Final Payment in the sum of [6.581% of face amount] Dollars ($____________) payable on the Maturity Date.]
          This Note is one of the Notes referred to in, and is entitled to all the benefits of, a Loan and Security Agreement dated as of June 14, 2006, between Borrowers and Lender (the “Loan Agreement”). Each capitalized term not otherwise defined herein shall have the meaning set forth in the Loan Agreement. The Loan Agreement contains provisions for the acceleration of the maturity of this Note upon the happening of certain stated events.
     Principal of and interest on this Note shall be payable as follows:
     On the Borrowing Date, Borrowers shall pay [if the Borrowing Date is not the first day of the month: (i) interest at the rate of 1.00% per month on the outstanding principal balance of this Note for the period from the Borrowing Date through [the last day of the same month]____________, in the amount of $___; and (ii)] a first (1st) amortization installment of principal and interest at the Designated Rate in the amount of ____________, in advance for the month of [first full month after Borrowing Date].
     Commencing on the first day of the second full month after the Borrowing Date, and continuing on the first day of each consecutive month thereafter, principal and interest at the Designated Rate shall be payable, in advance, in thirty (30) equal consecutive installments of ____________ Dollars ($____________) each, with a thirty-first (31st) installment on ____________, 200__ equal to the entire unpaid principal balance and accrued interest at the Designated Rate and any unpaid expenses and fees. The Final Payment in the amount of $____________ shall be due and payable on [one month later] , 200_.]
     This Note may be voluntarily prepaid only as permitted under Section 2 of Part 2 of the Supplement to the Loan Agreement.
     Any unpaid payments of principal or interest on this Note shall bear interest from their respective maturities, whether scheduled or accelerated, at a rate per annum equal to the Default Rate. Borrowers shall pay such interest on demand.
     Interest, charges and fees shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. In no event shall Borrowers be obligated to pay interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.
     If Borrowers are late in making any payment under this Note by more than five (5) days, Borrowers agree to pay a “late charge” of five percent (5%) of the installment due, but not less than fifty dollars ($50.00) for any one such delinquent payment. This late charge may be charged by Lender for the purpose of defraying the expenses incidental to the handling of such delinquent amounts. Borrowers acknowledge that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Note and represents a fair and reasonable estimate of the costs that will be sustained by Lender due to the failure of Borrowers to make timely payments. Borrowers further agree that proof of actual damages would be costly and inconvenient. Such late charge shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid or to declare a default under this Note or any of the other Loan Documents or from exercising any other rights and remedies of Lender.
     This Note shall be governed by, and construed in accordance with, the laws of the State of California.

OCULUS INNOVATIVE SCIENCES, INC.

By:

Name:

Its:

OCULUS TECHNOLOGIES OF MEXICO S.A. DE C.V.

By:

Name:

Its:

OCULUS INNOVATIVE SCIENCES NETHERLANDS B.V.

By:

Name:

Its:

EXHIBIT “A-2"
FORM OF PROMISSORY NOTE
[Growth Capital Loans]
[Note No. X-XXX]

$________________	____________, 200___ San Jose, California

     Each of the undersigned (“Borrowers”) jointly and severally promises to pay to the order of VENTURE LENDING & LEASING IV, INC., a Maryland corporation (“Lender”), at its office at 2010 North First Street, Suite 310, San Jose, California 95131, or at such other place as Lender may designate in writing, in lawful money of the United States of America, the principal sum of ___Dollars ($_____________), with Basic Interest thereon (except as otherwise provided herein) from the date hereof until maturity, whether scheduled or accelerated, at a fixed rate per annum equal to [the Prime Rate on the Business Day Lender prepares the Note plus 0.50%, but in no event less than 8.00%; (the “Designated Rate”), and a Final Payment in the sum of [6.059% of face amount] Dollars ($_____________) payable on the Maturity Date.]
     This Note is one of the Notes referred to in, and is entitled to all the benefits of, a Loan and Security Agreement dated as of June 14, 2006, between Borrowers and Lender (the “Loan Agreement”). Each capitalized term not otherwise defined herein shall have the meaning set forth in the Loan Agreement. The Loan Agreement contains provisions for the acceleration of the maturity of this Note upon the happening of certain stated events.
     Principal of and interest on this Note shall be payable as follows:
     On the Borrowing Date, Borrowers shall pay interest only at the rate of 1.00% per month on the outstanding principal balance of this Note for the period from the Borrowing Date through June 30, 2006, in the amount of $_____________.
     Commencing on July 1, 2006, and continuing on August 1, 2006, Borrowers shall make payments in advance of interest only at the rate of 1.00% per month on the principal balance outstanding hereunder, in the amount of $_____________ each.
     Commencing on September 1,2006, and continuing on the first day of each consecutive month thereafter, principal and interest at the Designated Rate shall be payable, in advance, in twenty-nine (29) equal consecutive installments of _____________ Dollars ($_____________) each, with a thirtieth (30th) installment on _____________, 200__, equal to the entire unpaid principal balance and accrued interest at the Designated Rate and any unpaid expenses and fees. The Final Payment in the amount of $_____________ shall be due and payable on [one month later] , 200_.]
     This Note may be voluntarily prepaid only as permitted under Section 2 of Part 2 of the Supplement to the Loan Agreement.
     Any unpaid payments of principal or interest on this Note shall bear interest from their respective maturities, whether scheduled or accelerated, at a rate per annum equal to the Default Rate. Borrowers shall pay such interest on demand.
     Interest, charges and fees shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. In no event shall Borrowers be obligated to pay interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.
     If Borrowers are late in making any payment under this Note by more than five (5) days, Borrowers agree to pay a “late charge” of five percent (5%) of the installment due, but not less than fifty dollars ($50.00) for any one such delinquent payment. This late charge may be charged by Lender for the purpose of defraying the expenses incidental to the handling of such delinquent amounts. Borrowers acknowledge that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Note and represents a fair and reasonable estimate of the costs that will be sustained by Lender due to the failure of Borrowers to make timely payments. Borrowers further agree that proof of actual damages would be costly and inconvenient. Such late charge shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid or to declare a default under this Note or any of the other Loan Documents or from exercising any other rights and remedies of Lender.
     This Note shall be governed by, and construed in accordance with, the laws of the State of California.

OCULUS INNOVATIVE SCIENCES, INC.

By:

Name:

Its:

OCULUS TECHNOLOGIES OF MEXICO S.A. DE C.V.

By:

Name:

Its:

OCULUS INNOVATIVE SCIENCES NETHERLANDS B.V.

By:

Name:

Its:

EXHIBIT “A-3"
FORM OF PROMISSORY NOTE
[Working Capital Loans]
[Note No. X-XXX]

$_____________	_____________, 200__ San Jose, California

     Each of the undersigned (“Borrowers”) jointly and severally promises to pay to the order of VENTURE LENDING & LEASING IV, INC., a Maryland corporation (“Lender”), at its office at 2010 North First Street, Suite 310, San Jose, California 95131, or at such other place as Lender may designate in writing, in lawful money of the United States of America, the principal sum of _____________ Dollars ($_____________), with Basic Interest thereon (except as otherwise provided herein) from the date hereof until maturity, whether scheduled or accelerated, at a fixed rate per annum equal to [the Prime Rate on the Business Day Lender prepares the Note plus 0.50%, but in no event less than 8.00%; (the “Designated Rate”), and a Final Payment in the sum of [6.059% of face amount] Dollars ($_____________) payable on the Maturity Date.]
     This Note is one of the Notes referred to in, and is entitled to all the benefits of, a Loan and Security Agreement dated as of June 14, 2006, between Borrowers and Lender (the “Loan Agreement”). Each capitalized term not otherwise defined herein shall have the meaning set forth in the Loan Agreement. The Loan Agreement contains provisions for the acceleration of the maturity of this Note upon the happening of certain stated events.
     Principal of and interest on this Note shall be payable as follows:
     On the Borrowing Date, Borrowers shall pay [if the Borrowing Date is not the first day of the month: (i) interest only at the rate of 1.00% per month on the outstanding principal balance of this Note for the period from the Borrowing Date through [the last day of the same month]_____________, in the amount of $_____________; and (ii)] interest only at the rate of 1.00% per month, in the amount of $_____________, for the month of [date of first regular interest-only installment].
     Commencing on the first day of the second full month after the Borrowing Date, and continuing on the first day of the third full month after the Borrowing Date, Borrowers shall make payments in advance of interest only at the rate of 1.00% per month on the principal balance outstanding hereunder, in the amount of $_____________ each.
     Commencing on the first day of the fourth full month after the Borrowing Date, and continuing on the first day of each consecutive month thereafter, principal and interest at the Designated Rate shall be payable, in advance, in twenty-nine (29) equal consecutive installments of _____________ Dollars ($_____________) each, with a thirtieth (30th) installment on _____________, 200__,equal to the entire unpaid principal balance and accrued interest at the Designated Rate and any unpaid expenses and fees. The Final Payment in the amount of $___shall be due and payable on [one month later] , 200_.]
     This Note may be voluntarily prepaid only as permitted under Section 2 of Part 2 of the Supplement to the Loan Agreement.
     Any unpaid payments of principal or interest on this Note shall bear interest from their respective maturities, whether scheduled or accelerated, at a rate per annum equal to the Default Rate. Borrowers shall pay such interest on demand.

     Interest, charges and fees shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. In no event shall Borrowers be obligated to pay interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.
     If Borrowers are late in making any payment under this Note by more than five (5) days, Borrowers agree to pay a “late charge” of five percent (5%) of the installment due, but not less than fifty dollars ($50.00) for any one such delinquent payment. This late charge may be charged by Lender for the purpose of defraying the expenses incidental to the handling of such delinquent amounts. Borrowers acknowledge that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Note and represents a fair and reasonable estimate of the costs that will be sustained by Lender due to the failure of Borrowers to make timely payments. Borrowers further agree that proof of actual damages would be costly and inconvenient. Such late charge shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid or to declare a default under this Note or any of the other Loan Documents or from exercising any other rights and remedies of Lender.
     This Note shall be governed by, and construed in accordance with, the laws of the State of California.

OCULUS INNOVATIVE SCIENCES, INC.

By:

Name:

Its:

OCULUS TECHNOLOGIES OF MEXICO S.A. DE C.V.

By:

Name:

Its:

OCULUS INNOVATIVE SCIENCES NETHERLANDS B.V.

By:

Name:

Its:

EXHIBIT “B”
FORM OF BORROWING REQUEST
[Date]

Venture Lending & Leasing IV, Inc.
2010 North First Street, Suite 310
San Jose, CA 95131
Re:     Oculus Innovative Sciences, Inc.
Gentlemen:
          Reference is made to the Loan and Security Agreement dated as of June 14, 2006 (as amended from time to time, the “Loan Agreement”, the capitalized terms used herein as defined therein), between Venture Lending & Leasing IV, Inc. and Oculus Innovative Sciences, Inc.. (the “Company”), Oculus Technologies of Mexico S.A. de C.V. and Oculus Innovative Sciences Netherlands B.V., as borrowers (together with the Company, “Borrowers”).
          The undersigned is the ___of the Company, and hereby requests on behalf of Borrowers a Loan under the Loan Agreement, and in that connection certifies as follows:
          1. The type(s) of the proposed Loan is/are [an Equipment Loan][a Soft Cost Loan][Growth Capital Loan][Working Capital Loan]. The amount of the proposed Loan is _______ and ______/100 Dollars ($___). The Borrowing Date of the proposed Loan is __________ ___, 200___.
          2. [If an Equipment Loan and/or Soft Cost Loan] The Eligible Equipment and/or Soft Costs to be financed with the proceeds of the Loan(s) is or will be located at the address(es) shown on the attached Schedule 1 or amendment or supplement to Schedule 1, which is hereby incorporated by reference in and made a part of the Loan Agreement. The requested amount of the Equipment Loan does not exceed the aggregate of one hundred percent (100%) of the amount paid or payable by a Borrower to a non-affiliated manufacturer, vendor or dealer for such items of Equipment as shown on an invoice therefor (excluding any commissions and any portion of the payment which relates to the servicing of the equipment and sales taxes payable by a Borrower upon acquisition, and delivery charges). No item of Equipment or Soft Costs was expended, first placed in service or acquired by a Borrower earlier than ninety (90) days before the proposed Borrowing Date [or, in the case of Eligible Equipment to be financed with an Equipment Loan, on or after July 1, 2005 for the initial Equipment Loan, if such Loan is funded prior to March 31, 2006] [or, in the case of Soft Costs to be financed with a Soft Cost Loan, on or after July 1, 2005 for the initial Soft Cost Loan, if such Loan is funded prior to March 31, 2006].
          3. [If a Working Capital Loan]. The proposed Working Capital Loan is not in excess of the Borrowing Base, and after giving effect to the proposed Working Capital Loan, the outstanding balance of all Working Capital Loans will not exceed the Borrowing Base. The Borrowing Base as of _____________, is calculated as follows:
     Borrowing Base:

(a) Eligible Accounts Receivable — U.S. account debtors	$_____________
(b) 80% of (a)	$_____________
(c) Eligible Accounts Receivable — foreign account debtors
(including foreign bank LCs and accounts from Mexican Ministry of Health	$_____________

(d)	60% of (c)		$______________

(e)	does total of lines (b) and (d) equal or exceed the amount of proposed Working Capital Loan?	YES / NO

(d)	does total of lines (b) and (d) equal or exceed the amount of all Working Capital Loans outstanding plus the amount of the proposed Loan?	YES/NO
          4. As of this date, no Default or Event of Default has occurred and is continuing, or will result from the making of the proposed Loan, the representations and warranties of Borrowers contained in Article 3 of the Loan Agreement are true and correct, and the conditions precedent described in Article 4 of the Loan Agreement have been met.
          5. No event that has had, or could reasonably be expected to have, a Material Adverse Change has occurred.
          6. The Company’s most recent [financial projections or business plan] dated ___, are enclosed herewith.
     The Company shall notify you promptly before the funding of the Loan if any of the matters to which I have certified above shall not be true and correct on the Borrowing Date

Very truly yours,

OCULUS INNOVATIVE SCIENCES, INC.

By:

Name:

Title:

Schedule 1 to the Loan and Security Agreement
Description of Equipment/Soft Costs

Quantity	Article	Make	Year Mfg.	Model/ Serial #	Location	* if Soft Cost

          See attached continuation to Schedule 1

together with all improvements, replacements, accessions and additions thereto, wherever located, and all Proceeds thereof arising from the sale, lease, rental or other use or disposition of any such property, including all rights to payment with respect to insurance or condemnation, returned premiums, or any cause of action relating to any of the foregoing.
(E) OCULUS INNOVATIVE SCIENCES, INC.

By:
Name:
Its:

VENTURE LENDING & LEASING IV, INC.
By:
Name:
Its:

EXHIBIT “C”
2 COMPLIANCE CERTIFICATE
Venture Lending & Leasing IV, Inc.
2010 North First Street, Suite 310
San Jose, CA 95131
     Re:    Oculus Innovative Sciences, Inc.
Gentlemen:
     Reference is made to the Loan and Security Agreement dated as of June 14, 2006 (as the same have been and may be amended from time to time, the “Loan Agreement”, the capitalized terms used herein as defined therein), between Venture Lending & Leasing IV, Inc. and Oculus Innovative Sciences, Inc. (the “Company”), Oculus Technologies of Mexico S.A. de C.V. and Oculus Innovative Sciences Netherlands B.V., as borrowers (together with the Company, “Borrowers”).
     The undersigned authorized representative of the Company hereby certifies that in accordance with the terms and conditions of the Loan Agreement, Borrowers are in complete compliance for the financial reporting period ending ___with all required financial reporting under the Loan Agreement, except as noted below. Attached herewith are the required documents supporting the foregoing certification. The undersigned further certifies that the accompanying financial statements have been prepared in accordance with Generally Accepted Accounting Principles, and are consistent from one period to the next, except as explained below. These financial statements have been prepared on a consolidated and consolidating basis for both the Company and its Subsidiaries
Indicate compliance status by circling Yes/No under “Complies"

REPORTING REQUIREMENT	REQUIRED	COMPLIES
Interim Financial Statements	Monthly within 30 days	YES/NO
Annual Financial Statements	FYE within 150 days	YES/NO

Ratio of Unrestricted Cash to Average Expenses:
(i) Unrestricted Cash as of ___:	_____________________
	(ii) Average Expenses for the month ended ___:	______

(iii) Ratio of (i) to (ii): __________ [if less than 6:1, then Lien against IP springs]

Business Plan or Projections dated ___	With each Borrowing Request	YES/NO

Any change in budget since prior Borrowing Request		YES/NO

[If Lender’s Lien on Borrowers’ Intellectual Property is then in effect:]

PATENTS, TRADEMARKS AND COPYRIGHTS

Patents, Trademarks and Copyrights applied and/or filed with the U.S. Patent & Trademark Office or U.S. Copyright Office during the quarter ending _____________	Quarterly within 30 days	YES*/NO

* if “YES” then please list by application/registration number and title
Pursuant to Section 6.11 of the Loan Agreement, Parent represents and warrants that: (i) as of the date hereof, Borrowers maintains in the United States only those Deposit Accounts and investment/securities accounts set forth below; and (ii) a control agreement has been executed and delivered to Lender with respect to each such account [Note: If a Borrower has established any new account(s) since the date of the last compliance certificate, please so indicate].
(A) Deposit Accounts
(B)

			Control Agt.		New
	Name of Institution	Account Number	In place?	Complies	Account

1.)			YES/NO	YES/NO	YES/NO

2.)			YES/NO	YES/NO	YES/NO

3.)			YES/NO	YES/NO	YES/NO

4.)			YES/NO	YES/NO	YES/NO
(C) Investment Accounts

			Control Agt.		New
	Name of Institution	Account Number	In place?	Complies	Account

1.)			YES/NO	YES/NO	YES/NO

2.)			YES/NO	YES/NO	YES/NO

3.)			YES/NO	YES/NO	YES/NO

4.)			YES/NO	YES/NO	YES/NO
(D)
(E)
EXPLANATIONS

Very truly yours,
OCULUS INNOVATIVE SCIENCES, INC
Name:

Title:*

* Must be executed by Borrower’s Chief Financial Officer or other executive officer.

EXHIBIT “D”
3 FORM OF BORROWING BASE CERTIFICATE
[to be delivered if Working Capital Loans are outstanding]
Venture Lending & Leasing IV, Inc.
2010 North First Street, Suite 310
San Jose, CA 95131
     Re: Oculus Innovative Sciences, Inc.
     Reference is made to the Loan and Security Agreement dated as of June 14, 2006 (as the same have been and may be amended from time to time, the “Loan Agreement”, the capitalized terms used herein as defined therein), between Venture Lending & Leasing IV, Inc. and Oculus Innovative Sciences, Inc. (the “Company”), Oculus Technologies of Mexico S.A. de C.V. and Oculus Innovative Sciences Netherlands B.V., as borrowers (together with the Company, “Borrowers”).
     The undersigned authorized representative of Company hereby certifies that in accordance with the terms and conditions of the Loan Agreement, Borrowers are in complete compliance for the financial reporting period ending ___with the borrowing base requirements with respect to Working Capital Loans set forth in the Supplement to the Loan Agreement, except as noted below. Attached herewith are the required documents supporting the foregoing certification.
BORROWING BASE REQUIREMENT

Working Capital Loan Coverage Ratio as of _________, 200	Line12 must equal or exceed Line 2	YES/NO

Borrowing Base:
1.	(a) Eligible Accounts Receivable — U.S. account debtors	$__________________
	(b) 80% of (a)	$__________________
	(c) Eligible Accounts Receivable — foreign account debtors (including foreign bank LCs and accounts from Mexican Ministry of Health)	$__________________
	(d) 60% of (c)	$__________________
	(e) Total of lines (b) and (d)	$__________________

2.	Aggregate outstanding balance of Combined Working Capital Loans $___
If Line 2 exceeds Line 1, then Borrowers shall promptly restore compliance by prepaying principal of Working Capital Loans in an amount necessary to restore compliance.

EXPLANATIONS

Very truly yours,
OCULUS INNOVATIVE SCIENCES, INC.
By:

Name:

Title:*

* Must be executed by Company’s Chief Financial Officer or other executive officer.

EXHIBIT “E”
FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

INTELLECTUAL PROPERTY SECURITY AGREEMENT
     This Intellectual Property Security Agreement (this “Agreement”) is made as of ___, 200_, by and between OCULUS INNOVATIVE SCIENCES, INC., a California corporation (“Grantor”), and VENTURE LENDING & LEASING IV, INC., a Maryland corporation (“Secured Party”).
RECITALS
     A.     Pursuant to a Loan and Security Agreement of dated as of June ___, 2006 (the “Loan Agreement”) between Grantor, as borrower, and Secured Party, as lender, Secured Party has agreed to make certain advances of money and to extend certain financial accommodations to Grantor (the “Loans”) in the amounts and manner set forth in the Loan Agreement. All capitalized terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.
     B.     Secured Party is willing to make the Loans to Grantor, but only upon the condition, among others, that Grantor shall grant to Secured Party a security interest in substantially all of Grantor’s personal property whether presently existing or hereafter acquired. To that end, Grantor has executed in favor of Secured Party the Loan Agreement granting a security interest in all Collateral, and is executing this Agreement with respect to certain items of Intellectual Property, in particular.
     NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:
     1. Grant of Security Interest. As collateral security for the prompt and complete payment and performance of all of Grantor’s present or future Obligations, Grantor hereby grants a security interest and mortgage to Secured Party, as security, in and to Grantor’s entire right, title and interest in, to and under the following Intellectual Property, now owned or hereafter acquired by Grantor or in which Grantor now holds or hereafter acquires any interest (all of which shall collectively be called the “Collateral” for purposes of this Agreement):
          (a) Any and all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or of any other country; all registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, and State thereof or any other country; all continuations, renewals, or extensions thereof; and any registrations to be issued under any pending applications, including without limitation those set forth on Exhibit A attached hereto (collectively, the “Copyrights”);
          (b) All letters patent of, or rights corresponding thereto in, the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto in, the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; all reissues, continuations, continuations-in-part or extensions thereof; all petty patents, divisionals, and patents of addition; and all patents to be issued under any such applications, including without limitation the patents and patent applications set forth on Exhibit B attached hereto (collectively, the “Patents”);
          (c) All trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, and reissues, extensions or renewals thereof, and the entire goodwill of the business of Grantor connected with and symbolized by such trademarks, including without limitation those set forth on Exhibit C attached hereto (collectively, the “Trademarks”);
          (d) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

1

          (e) All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;
          (f) All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and
          (g) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.
Notwithstanding the foregoing the term “Collateral” shall not include: (a) “intent-to-use” trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise, but only to the extent the granting of a security interest in such “intent to use” trademarks would be contrary to applicable law or (b) any contract, instrument or chattel paper in which Grantor has any right, title or interest if and to the extent such contract, instrument or chattel paper includes a provision containing a restriction on assignment such that the creation of a security interest in the right, title or interest of Grantor therein would be prohibited and would, in and of itself, cause or result in a default thereunder enabling another person party to such contract, instrument or chattel paper to enforce any remedy with respect thereto; provided, however, that the foregoing exclusion shall not apply if (i) such prohibition has been waived or such other person has otherwise consented to the creation hereunder of a security interest in such contract, instrument or chattel paper, or (ii) such prohibition would be rendered ineffective pursuant to Sections 9-407(a) or 9-408(a) of the UCC, as applicable and as then in effect in any relevant jurisdiction, or any other applicable law (including the Bankruptcy Code) or principles of equity); provided further that immediately upon the ineffectiveness, lapse or termination of any such provision, the term “Collateral” shall include, and Grantor shall be deemed to have granted a security interest in, all its rights, title and interests in and to such contract, instrument or chattel paper as if such provision had never been in effect; and provided further that the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect Secured Party’s unconditional continuing security interest in and to all rights, title and interests of Grantor in or to any payment obligations or other rights to receive monies due or to become due under any such contract, instrument or chattel paper and in any such monies and other proceeds of such contract, instrument or chattel paper.
     2. Covenants and Warranties. Grantor represents, warrants, covenants and agrees as follows:
          (a) Grantor is now the sole owner of the Collateral, except for licenses granted by Grantor to its customers in the ordinary course of business;
          (b) During the term of this Agreement, Grantor will not transfer or otherwise encumber any interest in the Collateral, except for (i) exclusive licenses granted by Grantor in the ordinary course of business to a distributor or licensee with respect to one or more fields of use which when taken alone or together do not constitute a major portion of the existing uses of Grantor’s intellectual property rights, and (ii) non-exclusive licenses granted by Grantor in the ordinary course of business; or as permitted elsewhere in this Agreement or the Loan Agreement;
          (c) To its knowledge, each of the Patents is valid and enforceable, and no part of the Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Collateral violates the rights of any third party;
          (d) Grantor shall deliver to Secured Party within thirty (30) days of the last day of each fiscal quarter, a report signed by Grantor, in form reasonably acceptable to Secured Party, listing any applications or registrations that Grantor has made or filed in respect of any patents, copyrights or trademarks and the status of any outstanding applications or registrations. Grantor shall promptly advise Secured Party of any material change in the composition of the Collateral, including but not limited to any subsequent ownership right of the Grantor in or to any Trademark, Patent or Copyright not specified in this Agreement;
          (e) Grantor shall use reasonable commercial efforts to (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents and Copyrights (ii) detect infringements of the Trademarks, Patents and Copyrights and promptly advise Secured Party in writing of material infringements detected and (iii) not allow

2

any material Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Secured Party, which consent shall not be unreasonably withheld;
          (f) Grantor shall apply for registration (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable: (i) those intellectual property rights listed on Exhibits A, B and C hereto within thirty (30) days of the date of this Agreement; and (ii) those additional intellectual property rights developed or acquired by Grantor from time to time in connection with any product or service, prior to the sale or licensing of such product or the rendering of such service to any third party (including without limitation revisions or additions to the intellectual property rights listed on such Exhibits A, B and C), except with respect to such rights that Grantor determines in its sole but reasonable commercial judgment need not be filed in order to avoid a material adverse impact on the business and prospects of Grantor. Grantor shall, from time to time, execute and file such other instruments, and take such further actions as Secured Party may reasonably request from time to time to perfect or continue the perfection of Secured Party’s interest in the Collateral. Grantor shall give Secured Party notice of all such applications or registrations; and
          (g) Grantor shall not enter into any agreement that would materially impair or conflict with Grantor’s obligations hereunder without Secured Party’s prior written consent, which consent shall not be unreasonably withheld. Grantor shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Grantor’s rights and interests in any property included within the definition of the Collateral acquired under such contracts.
     3. Further Assurances; Attorney in Fact.
          (a) On a continuing basis, Grantor will make, execute, acknowledge and deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including appropriate financing and continuation statements and collateral agreements and filings with the United States Patent and Trademark Office and the Register of Copyrights, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by Secured Party, to perfect Secured Party’s security interest in all Copyrights, Patents and Trademarks and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to Secured Party the grant or perfection of a security interest in all Collateral.
          (b) Grantor hereby irrevocably appoints Secured Party as Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, from time to time in Secured Party’s discretion, to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including (i) to modify, in its sole discretion, this Agreement without first obtaining Grantor’s approval of or signature to such modification by amending Exhibits A, B and C, hereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by Grantor after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which Grantor no longer has or claims any right, title or interest, (ii) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Grantor where permitted by law, and (iii) after the occurrence of an Event of Default, to transfer the Collateral into the name of Secured Party or a third party to the extent permitted under the California Uniform Commercial Code.
     4. Events of Default. The occurrence of any of the following shall constitute an Event of Default under this Agreement:
          (a) An Event of Default under the Loan Agreement; or
          (b) Grantor breaches any warranty or agreement made by Grantor in this Agreement and, as to any breach that is capable of cure, Grantor fails to cure such breach within thirty (30) days of the sooner to occur of Grantor’s receipt of notice of such breach from Secured Party or the date on which such breach first becomes known to Grantor.

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     5. Amendments. This Agreement may be amended only by a written instrument signed by both parties hereto, except for amendments permitted under Section 3 hereof to be made by Secured Party alone.
     6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.
[Signature Pages Follow]

4

[Signature page to Intellectual Property Security Agreement]
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

GRANTOR:

Address of Grantor:	OCULUS INNOVATIVE SCIENCES, INC.,

1129 N. McDowell Blvd.	By:

Petaluma, CA 94954 Attn:	Name:

Its:

SECURED PARTY:

Address of Secured Party:	VENTURE LENDING & LEASING IV, INC.

2010 North First Street, Suite 310	By:

San Jose, CA 95131 Attn: President	Name:

Its:

5

[EXHIBITS A, B AND C TO BE COMPLETED BY GRANTOR]
EXHIBIT A
Copyrights

Description	Registration Number	Registration Date

EXHIBIT B
Patents

Description	Registration/Serial Number	Registration/Application Date

EXHIBIT C
Trademarks

Description	U.S. Registration/Application Number	Registration/Application Date

EXHIBIT “F”
FORM OF WARRANT

EXHIBIT “G”
FORM OF LANDLORD WAIVER

EXHIBIT “H”
FORM OF LEGAL OPINION